                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               SAI HOLDINGS, INC.,

                        COMPUTER CLEARING SERVICES, INC.

                                       AND

                     THE SELLING STOCKHOLDERS DEFINED HEREIN

                            DATED AS OF MAY 12, 2005

================================================================================

                           MORGAN, LEWIS & BOCKIUS LLP

                               NEW YORK, NEW YORK

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                                TABLE OF CONTENTS

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ARTICLE I    DEFINITIONS............................................................................     1

         Section 1.01.     Certain Defined Terms....................................................     1

         Section 1.02.     Other Defined Terms......................................................     7

         Section 1.03.     Construction.............................................................     8

ARTICLE II   PURCHASE OF SHARES.....................................................................     8

         Section 2.01.     Purchase and Sale of the Shares..........................................     8

ARTICLE III  CONSIDERATION..........................................................................     9

         Section 3.01.     Purchase Price...........................................................     9

         Section 3.02.     Allocation of Purchase Price.............................................     9

         Section 3.03.     Closing..................................................................     9

         Section 3.04.     Closing Deliveries by the Selling Stockholders...........................     9

         Section 3.05.     Closing Deliveries by Buyer..............................................     9

         Section 3.06.     Purchase Price Adjustment................................................    10

         Section 3.07.     Right of Offset..........................................................    11

         Section 3.08.     Accounts Receivable......................................................    11

ARTICLE IV   REPRESENTATIONS AND WARRANTIES REGARDING  THE SELLING STOCKHOLDERS AND THE COMPANY.....    12

         Section 4.01.     Company Organization.....................................................    12

         Section 4.02.     Selling Stockholder Organization.........................................    12

         Section 4.03.     Authority................................................................    13

         Section 4.04.     No Conflicts.............................................................    13

         Section 4.05.     No Subsidiaries..........................................................    13

         Section 4.06.     Capitalization; Title to the Shares......................................    13

         Section 4.07.     Financial Statements.....................................................    14

         Section 4.08.     No Undisclosed Liabilities...............................................    14

         Section 4.09.     Receivables..............................................................    14

         Section 4.10.     Absence of Material Adverse Change; Conduct of Business..................    15

         Section 4.11.     Permits; Compliance......................................................    15

         Section 4.12.     Taxes....................................................................    15

         Section 4.13.     Absence of Litigation....................................................    18
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         Section 4.14.   Investment Securities...................................................    18

         Section 4.15.   Derivative Instruments..................................................    18

         Section 4.16.   Customer Agreements and Related Documentation...........................    18

         Section 4.17.   Disclosure of All Matters Relating To Regulatory Approval of the
                           Change-of-Control and Licensing.......................................    18

         Section 4.18.   Tangible Property.......................................................    18

         Section 4.19.   Material Contracts......................................................    18

         Section 4.20.   Employee Benefit Plans..................................................    19

         Section 4.21.   Intellectual Property...................................................    20

         Section 4.22.   Environmental Matters...................................................    21

         Section 4.23.   Broker-Dealer...........................................................    22

         Section 4.24.   Insurance...............................................................    25

         Section 4.25.   Bank Accounts...........................................................    26

         Section 4.26.   No Improper Payments....................................................    26

         Section 4.27.   Brokers.................................................................    26

         Section 4.28.   Customers...............................................................    26

         Section 4.29.   Computer Systems........................................................    26

         Section 4.30.   Affiliate Transactions..................................................    26

         Section 4.31.   No Guaranties...........................................................    27

         Section 4.32.   Real Property...........................................................    27

         Section 4.33.   Sufficiency of Assets...................................................    27

         Section 4.34.   Disclosure..............................................................    28

ARTICLE V       REPRESENTATIONS AND WARRANTIES REGARDING BUYER...................................    28

         Section 5.01.   Organization of Buyer...................................................    28

         Section 5.02.   Authority...............................................................    28

         Section 5.03.   No Conflicts............................................................    28

         Section 5.04.   Securities Act..........................................................    29

         Section 5.05.   Brokers.................................................................    29

         Section 5.06.   Absence of Litigation...................................................    29

         Section 5.07.   Financial Statements....................................................    29

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ARTICLE VI    COVENANTS AND OTHER AGREEMENTS OF THE PARTIES.......................................    29

         Section 6.01.    Conduct of Business.....................................................    29

         Section 6.02.    Access to Information...................................................    31

         Section 6.03.    Confidentiality.........................................................    31

         Section 6.04.    Maintenance of Records..................................................    32

         Section 6.05.    No Negotiation..........................................................    32

         Section 6.06.    Commercially Reasonable Efforts; Obtaining Consents; Further Action.....    32

         Section 6.07.    Notifications...........................................................    33

         Section 6.08.    Public Announcements; Customer Communications...........................    33

         Section 6.09.    Conduct of Selling Stockholders.........................................    34

         Section 6.10.    Certain Employee Matters................................................    34

         Section 6.11.    Non-Competition.........................................................    35

         Section 6.12.    Non-Solicitation; Non-Disparagement.....................................    36

         Section 6.13.    Dissolution of Subsdiaries..............................................    37

         Section 6.14.    Boston Lease............................................................    37

         Section 6.15.    Further Assurances......................................................    37

ARTICLE VII   CONDITIONS..........................................................................    37

         Section 7.01.    Conditions Precedent to Closing Obligation of Buyer.....................    37

         Section 7.02.    Conditions Precedent to Closing Obligation of the Selling
                              Stockholders........................................................    41

ARTICLE VIII  TERMINATION; EFFECT OF TERMINATION..................................................    41

         Section 8.01.    Termination.............................................................    41

         Section 8.02.    Effect of Termination...................................................    42

ARTICLE IX    TAX MATTERS.........................................................................    42

         Section 9.01.    Tax Indemnification.....................................................    42

         Section 9.02.    Allocation of Certain Taxes.............................................    43

         Section 9.03.    Transfer Tax and Other Closing Expenses.................................    43

         Section 9.04.    Contests................................................................    44

         Section 9.05.    Tax Returns.............................................................    44

         Section 9.06.    Cooperation.............................................................    45
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         Section 9.07.    Survival................................................................    45

         Section 9.08.    Characterization as Purchase Price Adjustment...........................    46

         Section 9.09.    Absence of Withholding Tax Liability....................................    46

         Section 9.10.    Termination of Tax Sharing Agreements...................................    46

         Section 9.11.    Conflict................................................................    46

ARTICLE X       INDEMNIFICATION...................................................................    46

         Section 10.01.   Survival of Representations and Warranties..............................    46

         Section 10.02.   Indemnification by the Selling Stockholders.............................    47

         Section 10.03.   Indemnification by Buyer................................................    48

         Section 10.04.   Limitations on Indemnification..........................................    48

         Section 10.05.   Claims..................................................................    49

         Section 10.06.   Notice of Third Party Claims; Assumption of Defense.....................    49

         Section 10.07.   Settlement..............................................................    50

         Section 10.08.   Failure of Indemnifying Person to Act...................................    51

         Section 10.09.   Exclusive Remedy........................................................    51

ARTICLE XI      CONTINGENT PAYMENT................................................................    51

         Section 11.01.   Contingent Payment......................................................    51

         Section 11.02.   Disputes................................................................    54

         Section 11.03.   Buyer Discretion........................................................    54

ARTICLE XII      MISCELLANEOUS....................................................................    55

         Section 12.01.   Headings................................................................    55

         Section 12.02.   Notices.................................................................    55

         Section 12.03.   Assignment..............................................................    56

         Section 12.04.   Governing Law; Jurisdiction; Waiver of Jury Trial.......................    56

         Section 12.05.   Severability............................................................    57

         Section 12.06.   Entire Agreement; Amendment; No Waiver..................................    57

         Section 12.07.   Expenses................................................................    57

         Section 12.08.   Obligations Joint and Several...........................................    57

         Section 12.09.   Schedules and Exhibits..................................................    57

         Section 12.10.   No Third Party Beneficiaries............................................    57

         Section 12.11.   Counterparts............................................................    58
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         Section 12.12.        Stockholders' Representative............................................    58
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Annex A   Shares and Percentage Ownership
Annex B   Key Employees

Exhibit A Form of Key Employment Agreement


Schedule 1.01-1            Book Value Calculation Methodology
Schedule 1.01-2            Excluded Receivables
Schedule 1.01-3            Initial Balance Sheet
Schedule 4.02              Jurisdictions of Selling Shareholders
Schedule 4.04              Conflicts
Schedule 4.05              Subsidiaries
Schedule 4.08              Undisclosed Liabilities
Schedule 4.10              Material Adverse Change
Schedule 4.11              Permits; Compliance
Schedule 4.12              Taxes
Schedule 4.12(d)           Tax Jurisdictions
Schedule 4.12(e)           Tax Returns
Schedule 4.12(i)           Tax Sharing Agreement
Schedule 4.12(j)           NOLs
Schedule 4.13              Litigation
Schedule 4.15              Derivative Instruments
Schedule 4.17              Regulatory Matters
Schedule 4.19              Material Contracts; Defaults
Schedule 4.20(a)           Benefit Plans
Schedule 4.20(g)           ERISA
Schedule 4.20(f)           Acceleration of Benefit Plans
Schedule 4.21(a)           Intellectual Property
Schedule 4.21(b)           Domain Names
Schedule 4.23(a)           Broker-Dealer
Schedule 4.23(b)           Registrations
Schedule 4.23(d)           Regulatory Agreements
Schedule 4.24              Insurance
Schedule 4.25              Bank Accounts
Schedule 4.29              Computer Systems
Schedule 4.30(a)           Affiliate Transactions
Schedule 4.30(b)           Arm's-Length Transactions
Schedule 4.30(c)           Settlements
Schedule 4.31              Guaranties
Schedule 4.32              Real Property
Schedule 5.03              Conflicts
Schedule 6.010             Conduct of Business
Schedule 6.10(a)           Business Employees

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Schedule 6.11              Permitted Activities
Schedule 11.01(f)-1        Qualifying Customers
Schedule 11.01(f)-2        Prospective Qualifying Customers

                                       vi
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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT is entered into as of May 12, 2005 by and among SAI HOLDINGS, INC., a Texas corporation ("Buyer"), COMPUTER CLEARING SERVICES, INC., a Delaware corporation (the "Company"), and the Selling Stockholders.

                                    RECITALS

      WHEREAS, each Selling Stockholder and Epoch is the record and beneficial owner of that number of shares of common stock, no par value per share, of the Company ("Company Common Stock") as is set forth opposite the name of such Selling Stockholder or Epoch, as the case may be, on Annex A, which such shares, taken together with the shares of Company Common Stock held by the other Selling Stockholders and Epoch, represent one hundred percent (100%) of the issued and outstanding shares of Company Common Stock (collectively, the "Shares").

      WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Selling Stockholders desire to sell to Buyer and Buyer desires to purchase from the Selling Stockholders, all of the Shares.

      WHEREAS, prior to the consummation of the Closing hereunder, the Selling Stockholders shall cause the Company to convey all rights and Liabilities associated with the Excluded Litigations to the Selling Stockholders.

      WHEREAS, subsequent to the purchase of the Shares hereunder, Buyer and/or one or more of its Affiliates currently intends, but is in no way obligated or required to, to effect a merger or other similar transaction involving all or a material portion of the Company's or its Affiliates' stock or assets pursuant to which the Company's independent operations and/or existence shall cease (any such transaction, the "Post-Closing Transaction").

      NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01. Certain Defined Terms. As used in this Agreement, except as expressly provided herein or as the context otherwise requires:

      "Acument" means Acument Holding, Inc., a California corporation.

      "Affiliate" means, with respect to any Person, (i) a Person that controls, is controlled by, or is under common control with such Person (it being understood that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, by Contract

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or otherwise and (ii) in addition, if such Person is a natural person, any spouse or lineal descendant of such Person.

      "Agreement" means this Stock Purchase Agreement, including all recitals, Annexes, Exhibits and Schedules relating hereto.

      "Ancillary Agreements" means the Key Employment Agreements.

      "Book Value" means the book value of the Company calculated based on the Initial Balance Sheet and in accordance with the methodology for such calculation set forth on Schedule 1.01-1.

      "Books and Records" means all books of account and other financial records, files, documents, instruments, books and records relating principally to the Company, including the books and records required under Rules 17a-3 and 17a-4 of the Exchange Act and other applicable Law.

      "Business Day" means any day which is not a Saturday, a Sunday or any other day on which banks in the State of New York are authorized or required by law to close.

      "Buyer Indemnified Parties" means (i) Buyer and each of its Affiliates, and their respective officers, directors, employees, agents and representatives and (ii) if (and only if) the Closing occurs, the Company.

      "Buyer Material Adverse Effect" means an effect that is materially adverse on the ability of Buyer to perform its obligations under or consummate the transactions contemplated by this Agreement.

      "Closing Date Payment" means the Book Value of the Company plus One Million Dollars ($1,000,000).

      "Code" means the U.S. Internal Revenue Code of 1986, as amended.

      "COI Amendment" means the amendment to the Certificate of Incorporation of the Company establishing the authorized capital stock of the Company at Six Million (6,000,000) shares of Common Stock.

      "Company Intellectual Property Rights" shall mean all Intellectual Property Rights owned or held by the Company.

      "Competitive Business" means the business of being a clearing or executing broker in the United States of America.

      "Confidentiality Agreement" means that certain Non-Disclosure Agreement between Penson Worldwide, Inc. and the Company.

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      "Contract" means any agreement, lease, sublease, occupancy agreement, license, evidence of indebtedness, mortgage, indenture, instrument, security agreement, security interest, guaranty, deed of trust or other contract obligation or commitment (whether written or oral).

      "Debt" means obligations in respect of (i) borrowed money, (ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guaranties of any obligation of any third Person,
(v) letters of credit and (vi) indemnities or performance bonds.

      "Effective Time" means 11:59 p.m. (eastern standard time) on the Closing Date, or such other time as the parties hereto may agree to in writing.

      "Epoch" means Epoch Investments, L.P., a Colorado limited partnership (f/k/a Empyrean Investments, L.P.), which as of the date hereof is the holder of Nine Hundred Twenty Eight Thousand Eight Hundred Eighty (928,800) shares of Company Common Stock.

      "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

      "Excluded Litigation" means the Litigation designated as "Excluded Litigation" on Schedule 4.13.

      "Excluded Receivables" means those receivables of the Company set forth on
Schedule 1.01-2.

      "Final Closing Date Payment" means the calculation of the Closing Date Payment based on the Revised Balance Sheet as such calculation is reflected on the Revised Balance Sheet and, pursuant to Section 3.06(c), the Final Balance Sheet.

      "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time and applied consistently throughout the applicable periods.

      "Glendale Securities" means Glendale Securities, Inc., a California corporation.

      "Indemnified Person" means the Person or Persons entitled to indemnification under Article X.

      "Indemnifying Person" means the Person or Persons obligated to provide indemnification under Article X.

      "Initial Balance Sheet" means the balance sheet of the Company, as of either the date thirty (30) calendar days prior to the Closing Date or the last day of the most recent calendar month ending prior to the Closing Date, whichever is earlier, attached hereto as Schedule 1.01-3.

      "IRS" means the United States Internal Revenue Service.

      "Intellectual Property Rights" means all proprietary and other rights, including rights granted under license, in and to the following: (i) trademarks, service marks, trademark

                                       3
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registrations, service mark registrations, trade names, trade dress, corporate names, logos and other designations of origin, applications to register any of the foregoing and the goodwill associated therewith; (ii) copyrights, copyrightable works, copyright registrations and applications for registration of copyrights; (iii) Domain Names; (iv) patents, design patents and utility patents, all applications for grant of any such patents pending as of the date hereof or as of the Closing Date, all improvements to the inventions disclosed in each patent, registration or application and all reissues, divisions, continuations, continuations-in-part, reexaminations and extensions thereof; (v) Software; (vi) technical documentation, confidential information, trade secrets, designs, inventions, technology, processes, formulae, know-how, operating manuals and guides, financial, marketing and business data, plans, new product development, technical and marketing surveys, material specifications, product specifications, invention records, research records, labor routings, inspection processes, equipment lists, engineering reports and drawings, architectural or engineering plans, marketing and licensing records, sales literature, customer and supplier lists, trade lists, sales forces and distributor networks lists, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records; (vii) all rights and incidents of interest in and to all non-competition or confidentiality agreements; (viii) copies and tangible embodiments of all of the foregoing, as well as related documentation in whatever form or medium; and (ix) all rights to sue or recover and retain damages and costs and attorney's fees for present and past infringement of any of the foregoing.

      "Joinder Agreement" means a written agreement, in form and substance satisfactory to Buyer, pursuant to which Epoch shall become a party to this Agreement as a Selling Stockholder hereunder for all purposes hereof, and which shall include the assumption by Epoch of each and every duty and obligation of a Selling Stockholder hereunder.

      "Key Employees" means the individuals listed on Annex A, as such list may be amended in Buyer's sole discretion from time to time up until the date which is five (5) Business Days prior to the Closing Date.

      "Key Employment Agreements" means those certain employment agreements between the Company and each of the Key Employees entered into on or prior to the Closing Date, substantially in the form attached hereto as Exhibit B.

      "Knowledge" means (i) with regard to a natural person, the actual knowledge of such individual as to a particular fact or matter and such knowledge of such fact or matter as a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter and
(ii) with regard to any other Person, the knowledge of each individual who is serving as a director, officer, employee, partner, executor or trustee of such Person (or in any similar capacity) as determined in accordance with the preceding clause (i). Notwithstanding anything to the contrary in the foregoing definition, it is agreed that the term Knowledge when applied to Financial Technology Partners L.L.C. and Michael Bolgatz shall mean the actual knowledge of such Person without implying any duty of investigation.

      "Law" means any statute, law, constitutional provision, code, regulation, ordinance, rule, ruling, judgment, decision, order, writ, injunction, decree, permit, concession, grant, franchise, license, agreement, directive, binding guideline or policy or rule of common law, requirement of,

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or other governmental restriction of or determination by any Governmental Entity or any interpretation of any of the foregoing by any Governmental Entity.

      "Liabilities" means all Debt, and other liabilities of a Person of any kind, character or description, whether absolute or contingent, known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

      "Lien" means any encumbrance, mortgage, lien, claim, pledge, right of first refusal, charge or other security interest or similar limitation.

      "Litigation" means any actions, suits, arbitrations, proceedings, hearings, investigations or complaints of any kind of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

      "Loss" or "Losses" means any and all losses, Liabilities, costs, claims, damages, penalties, interest and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation but excluding lost profits and consequential damages). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

      "Material Adverse Effect" means a material adverse effect on the financial condition, business, prospects, assets, liabilities, or results of operations of the Company or Buyer, as the case may be, individually or in the aggregate, but shall not include any effect arising out of or resulting from (a) a change in general economic or financial conditions and (b) a change affecting the securities markets or the brokerage industries in the United States generally; provided that such change does not have a disproportional effect on the Company.

      "NASD" shall mean the NASD (f/k/a the National Association of Securities Dealers, Inc.).

      "Permitted Liens" means (a) Liens for Taxes not yet due and payable, (b) mechanics', materialman's, carriers', workers', repairers', landlords' and similar Liens arising or incurred in the ordinary course of business, (c) zoning, entitlement, building and other land use regulations that are not violated by current occupancy or use and (d) customary covenants, conditions, restrictions, easements and similar restrictions of record affecting title that do not impair current occupancy or use.

      "Penson" means Penson Worldwide, Inc., a Delaware corporation.

      "Person" means an individual, corporation, partnership, trust, limited liability company, a branch of any legal entity, unincorporated organization, joint stock company, joint venture, association, other entity or Governmental Entity.

      "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing

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Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

      "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

      "Proportionate Percentage" means, at any given time and with regard to each Selling Stockholder, the result, expressed as a percentage, obtained by dividing (x) the total number of shares of Company Common Stock sold (or, prior to the Closing, to be sold) to Buyer by such Selling Stockholder pursuant to this Agreement by (y) the total number of shares of Company Common Stock, in the aggregate, sold (or, prior to the Closing, to be sold) to Buyer by all Selling Stockholders pursuant to this Agreement.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Selling Stockholders" means each of Acument, Robert T. Angle, Richard W. Barber, Financial Technology Partners L.L.C., Michael Bolgatz, Stephen S. Worcester, Albert Laubenstein, Charles A. "Cass" Smith, Tanveer Anas, Brian P. Forberg and, upon (and only upon) execution of the Joinder Agreement, Epoch.

      "Software" means all computer software, including source code, object code, operating systems and specifications, algorithms, data, databases and all related documentation.

      "SRO" means any domestic or foreign securities broker-dealer self-regulatory organization.

      "Stockholder Indemnified Parties" means the Selling Stockholders and each of their Affiliates, and their respective officers, directors, employees, agents and representatives; provided that in no event shall the Company be deemed to be a Stockholder Indemnified Party.

      "Subsidiary" means, with respect to any Person, any other Person (i) of which such Person (either alone or through or together with one or more of such first Person's other Subsidiaries) owns or has rights to acquire, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person or (ii) any other Person over which such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, by Contract or otherwise.

      "Tax" or "Taxes" means all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, worker's compensation, capital, premium, or other taxes, assessments, customs, duties, fees, levies, or other governmental

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charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

      "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Taxing Authority with respect to Taxes, including, where permitted or required, combined, consolidated, unitary or similar returns for any group of entities that includes the Company.

      "Taxing Authority" means any governmental agency, board, bureau, body, department, or authority of any United States federal, state, or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

      Section 1.02. Other Defined Terms. The following terms have the meanings given thereto in the Sections set forth below:

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
Term                                                 Section
-------------------------------                      ----------
1940 Act                                             4.23(d)
Accounting Firm                                      3.06(c)
Additional Contingent Payment                        11.01(g)
Audited Financial Statements                         4.07(a)
Bankruptcy Authorities                               7.01(k)(i)
Benefit Plans                                        4.20(a)
Boston Lease                                         6.14
Business Employees                                   4.20(d)
Buyer                                                Preamble
Closing                                              3.03
Closing Date                                         3.03
Company                                              Preamble
Company Common Stock                                 Recitals
Company Permits                                      4.11
Company Plans                                        4.20(a)
Company Policies and Procedures                      4.23(e)
Competitive Activities                               6.11(a)
Contest                                              9.04
Contingent Payment                                   11.01(f)
Designated Purpose                                   12.12
Dispute Notice                                       11.02(a).
Domain Names                                         4.21(b)
Earnout Year                                         11.01(f)
ERISA                                                4.20(a)
Final Balance Sheet                                  3.06(c)
Final Statement                                      11.02(a)
Financial Statements                                 4.07(a)
Governmental Entity                                  4.04
Investment Advisers Act                              4.23(f)
IPO                                                  11.01(f)
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

Leased Real Property                                 4.32
Material Contract                                    4.19
Notice of Disagreement                               3.06(b)
Penson Stock                                         11.01(f)
Penson Stock Cap                                     11.01(c)
Penson Valuation                                     11.01(f)
Plans                                                4.23(i)
Post-Closing Transaction                             Recitals
Preliminary Statement                                11.02(a)
Proportionate Percentage                             4.06
Purchase Price                                       3.01
Qualifying Customers                                 11.01(f)
Qualifying Revenue                                   11.01(f)
Real Property Lease                                  4.32
Receivables Settlement Date                          3.08
Receivables Reserve                                  3.08
Regulatory Agreement                                 4.23(d)
Relevant Group                                       4.12(a)
Revised Balance Sheet                                3.06(a)
Seller Plan                                          4.20(a)
Shares                                               Recitals
SRO                                                  4.23(a)
Stockholders' Representative                         12.12(a)
Tax Indemnitee                                       9.01(a)
Unaudited Financial Statements                       4.07(a)
Uncollected Receivables                              3.08

      Section 1.03. Construction. Unless otherwise expressly provided herein or unless the context of this Agreement clearly requires otherwise, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the use of any gender herein shall be deemed to include the other genders, (c) references herein to "Preamble," "Recitals," "Schedules," "Articles," "Sections," "subsections" and other subdivisions without reference to a document are to the Preamble or specified Recitals, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement, (d) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection,
(d) the words "herein," "hereof," "hereunder," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision, and (e) the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation". All accounting terms used and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II

                               PURCHASE OF SHARES

      Section 2.01. Purchase and Sale of the Shares. At the Closing, on and subject to the terms and conditions set forth in this Agreement, the Selling Stockholders shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Selling Stockholders, all of the Shares, free and clear of all Liens.

                                  ARTICLE III

                                 CONSIDERATION

      Section 3.01. Purchase Price. As consideration for the Shares, Buyer shall deliver to the Selling Stockholders (i) on the Closing Date, the Closing Date Payment and (ii) to the extent payable after the Closing Date, the contingent consideration to be paid pursuant to Article XI at such times as are set forth thereunder for any such payments (collectively, the "Purchase Price"). All payments of every kind to be made to all of the Selling Stockholders hereunder shall be made to each Selling Stockholder pro rata in accordance with such Selling Stockholder's percentage ownership of the Shares, as set forth opposite the name of such Selling Stockholder on Annex A.

      Section 3.02. Allocation of Purchase Price. The Purchase Price, as adjusted pursuant to Section 3.06(d), shall be allocated one hundred percent (100%) to the Shares for purposes of Section 1060 of the Code and for all other Tax purposes. Buyer and the Selling Stockholders agree to be bound by such determination and allocation and to complete and attach IRS Form 8594 to the respective U.S. Tax Returns accordingly and to file all other Tax Returns accordingly and not to take any position inconsistent therewith. In the event of any adjustment to the Purchase Price pursuant to Article IX, X or XI that results in an increase in the consideration received by the Selling Stockholders, the allocation provided for herein shall be appropriately adjusted.

      Section 3.03. Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or at such other place as Buyer and the Stockholders' Representative mutually agree, at 10:00 a.m. local time no later than the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the date on which the Closing takes place, the "Closing Date").

      Section 3.04. Closing Deliveries by the Selling Stockholders. At the Closing, the Selling Stockholders shall deliver or cause to be delivered to
Buyer:

            (a) stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers and transfer forms duly executed in blank;

            (b) a receipt for the payment of the Closing Date Payment; and

            (c) the certificates and other documents required to be delivered pursuant to Section 7.01.

      Section 3.05. Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to the Selling Stockholders:

            (a) the Closing Date Payment by wire transfer of immediately available funds to the bank accounts specified by the Stockholders' Representative in a written notice at least five (5) Business Days prior to Closing; and

            (b) the certificates and other documents required to be delivered pursuant to Section 7.02.

      Section 3.06. Purchase Price Adjustment.

            (a) Revised Balance Sheet. Within one hundred twenty (120) Business Days after the Closing Date, Buyer shall deliver to the Stockholders' Representative a balance sheet (including the related notes and schedules thereto) of the Company as of the Effective Time, together with a calculation of the Final Closing Date Payment, including in detail the amounts underlying the calculation (the "Revised Balance Sheet"). The Revised Balance Sheet shall be prepared in accordance with the Initial Balance Sheet using the same principles as were used in preparing the Initial Balance Sheet and making the initial calculation of the Closing Date Payment based thereon.

            (b) Notice of Disagreement. The Stockholders' Representative shall jointly notify Buyer in writing (such notice, a "Notice of Disagreement") within ten (10) Business Days after receiving the Revised Balance Sheet if the Stockholders' Representative disagrees with Buyer's calculation of the Revised Balance Sheet, which Notice of Disagreement shall set forth in reasonable detail the basis for such dispute, the U.S. Dollar amounts involved and the Stockholders' Representative's own good faith estimate of the Revised Balance Sheet. Any item not specifically disputed by the Stockholders' Representative shall be deemed accepted by all of the Selling Stockholders and shall become part of the Final Balance Sheet. If the Stockholders' Representative does not deliver a Notice of Disagreement to Buyer within such ten (10) Business Day period, then the Revised Balance Sheet shall be deemed to have been accepted by all of the Selling Stockholders, shall become final and binding upon the parties and shall be the Final Balance Sheet.

            (c) Dispute Resolution. During the ten (10) Business Day period immediately following the delivery of a Notice of Disagreement, the Stockholders' Representative and Buyer shall seek in good faith to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such ten (10) Business Day period the Stockholders' Representative and Buyer have been unable to agree upon a Final Balance Sheet, then the Stockholders' Representative and Buyer shall (within five (5) Business Days after the end of such ten (10) Business Day period) submit to the Accounting Firm for review and resolution any and all matters that remain in dispute with respect to the Notice of Disagreement. Buyer and the Stockholders' Representative shall cause BDO Seidman, LLP (the "Accounting Firm") to use commercially reasonable efforts to make a final determination (which determination shall be binding on the parties hereto) of the Revised Balance Sheet within fifteen (15) Business Days from such submission, and such final determination shall be the Final Balance Sheet. The cost of the Accounting Firm's review and determination shall be split between and paid by Buyer, on the one hand, and the Selling Stockholders, on the other hand, on a proportionate basis, based upon the relative amount by which the determination of the Revised Pro Forma Balance Sheet of each of them differed from that determined by the Accounting Firm. During the fifteen (15) Business Day review by the Accounting Firm, Buyer and the Selling Stockholders shall each make available to the Accounting Firm such individuals and such information, Books and Records as may be reasonably required by the Accounting Firm to make its final determination. The Revised Balance Sheet as accepted by the Selling Stockholders without Notice of Disagreement, or as adjusted pursuant to agreement between Buyer and the Stockholders' Representative, or as adjusted pursuant to Accounting Firm's determination, shall be final and binding on the parties (the "Final Balance Sheet").

            (d) Adjustment. (i) If the Final Closing Date Payment set forth in the Final Balance Sheet is higher than the Closing Date Payment, then Buyer shall pay to the Selling Stockholders an amount equal to such excess, in cash in immediately available funds, within five (5) Business Days after the Final Balance Sheet becomes final and binding on the parties hereto as provided in the previous paragraph. If the Final Closing Date Payment set forth in the Final Balance Sheet is less than the Closing Date Payment, then the Selling Stockholders shall be obligated jointly and severally to pay, and shall pay, to Buyer an amount equal to such shortfall, in cash in immediately available funds, within five (5) Business Days after the Final Balance Sheet becomes final and binding on the parties hereto as provided in the previous paragraph. If Final Closing Date Payment set forth in the Final Balance Sheet is equal to the Closing Date Payment, then neither Buyer nor the Selling Stockholders shall owe any amount to the other party pursuant to this Section 3.06(d).

            (e) Accounting Books, Records, Policies and Procedures. Buyer agrees that following the Closing through the date on which payment, if any, is made by either party pursuant to this Section 3.06 or if the Final Balance Sheet indicates that no such payment is required, then through the date on which such Final Balance Sheet becomes final and binding on the parties hereto, Buyer will not take any actions with respect to any accounting books, records, policies or procedures on which the Initial Balance Sheet was based or the Final Balance Sheet is to be based that would make it impossible or impracticable to calculate the Final Balance Sheet in the manner and utilizing the methods required hereby and that the Stockholders' Representative shall have such access to the Company's Books and Records as may be reasonably necessary in connection with its review of the Revised Balance Sheet or conduct of the dispute resolution process set forth in this Article III.

      Section 3.07. Right of Offset. The Selling Stockholders hereby expressly acknowledge and agree that Buyer shall have the right, at its election and without notice of any kind to any Person, to fully and completely offset against any or all Contingent Payments payable or becoming payable, by Buyer pursuant to
Article XI (i) any and all amounts owed to any Buyer Indemnified Party pursuant to Article X (or any portion thereof), (ii) any and all amounts owed to Buyer pursuant to Section 3.06 and (ii) any and all amounts otherwise owed by the Selling Stockholders to Buyer pursuant to this Agreement or any other Ancillary Document (or any portion thereof). Any such offset shall be made (i) first, against the Contingent Payment due to each applicable Selling Stockholder in accordance with such Selling Stockholder's Proportionate Percentage and (ii) second, in the event of joint and several obligations of the Selling Stockholders for which an offset in accordance with the foregoing clause (i) is inadequate, against the aggregate amount of all Contingent Payments due, or becoming due, to all Selling Stockholders.

      Section 3.08. Accounts Receivable. Buyer shall use commercially reasonable efforts to collect any accounts receivable set forth, and labeled as such, on the Initial Balance Sheet; provided, however, that Buyer shall not be required to institute suit or otherwise resort to any legal proceedings in connection with such efforts. On the first Business Day following the date that is one hundred eighty (180) days following the Closing Date (the "Receivables Settlement Date"), Buyer shall provide the Stockholders' Representative with a list of each such account receivable and the related amount that remains uncollected as of the Settlement Date ("Uncollected Receivables"). If the aggregate Uncollected Receivables exceeds the reserve shown in the Initial Balance Sheet with respect to accounts receivables, as such reserve may be finally adjusted on the Final Balance Sheet (the "Receivables Reserve"), within five (5) Business Days following the Settlement Date, the Selling Stockholders shall purchase from Buyer all Uncollected Receivables for a purchase price equal to the amount of such excess, such purchase price to be paid by each Selling Stockholder in an aggregate amount equal to such Selling Stockholder's Proportionate Percentage of such purchase price in the following manner: first, by offsetting such amount against the Contingent Payments, if any, due to such Selling Stockholder at the end of the first Earnout Year and second, in the event such Contingent Payments are inadequate to satisfy the offset of such amount for any reason, by payment at such time in cash by such Selling Stockholder equal to the amount of such shortfall. If the Receivables Reserve exceeds the aggregate Uncollected Receivables, within five (5) Business Days following the Settlement Date Buyer shall pay to the Selling Stockholders (as directed by the Stockholders' Representative) the amount of such excess.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES REGARDING
                    THE SELLING STOCKHOLDERS AND THE COMPANY

      Each of the Company and each Selling Stockholder hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

      Section 4.01. Company Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or so licensed would not reasonably be expected to result in a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws of the Company, as most recently amended, have been made available to Buyer.

      Section 4.02. Selling Stockholder Organization. Schedule 4.02 contains a complete and accurate list of the jurisdiction of incorporation or formation of each Selling Stockholder that is not a natural person and Epoch and any other jurisdictions in which such Selling Stockholder or Epoch is qualified to do business as a foreign corporation or limited partnership as a result of the activities of the Company. Each such Selling Stockholder and Epoch is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization and each such Selling Stockholder has all requisite corporate or limited partnership, as the case may be, power and authority to carry on its business, to own and use the properties and assets that it purports to own or use and to perform all its obligations under this Agreement.

      Section 4.03. Authority. Each of the Company and each Selling Stockholder has all requisite standing, power and authority (individual, corporate or otherwise) to execute, deliver and perform its respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and each Selling Stockholder, as appropriate, and constitute valid and binding obligations of thereof, enforceable against the Company and such Selling Stockholder in accordance with their respective terms.

      Section 4.04. No Conflicts. Except as set forth on Schedule 4.04, none of the execution, delivery and performance of this Agreement or the Ancillary Agreements by the Company or the Selling Stockholders, as applicable, or the consummation by the Company or the Selling Stockholders, as applicable, of the transactions contemplated hereby and thereby, including the Post-Closing Transaction does or will (a) conflict with or violate any organizational document of the Company or any Selling Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, tribunal or body, SRO, clearing organization or non-governmental regulating body (each, a "Governmental Entity") to the extent that the rules, regulations or orders of such body are binding upon any Selling Stockholder or the Company or otherwise have the effect of law, (c) require any consent, waiver or approval or, with or without the giving of notice or lapse of time or both, result in a default or breach by any Selling Stockholder or the Company (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any Contract to which any Selling Stockholder or the Company is a party or by which any Selling Stockholder or the Company or any of the assets of any Selling Stockholder or the Company may be bound or is a third party beneficiary of, (d) result in the creation or imposition of any Lien on any asset of the Company or
(e) conflict with or violate any Law applicable to any Selling Stockholder or the Company or by which any of the assets of any Selling Stockholder or the Company are bound.

      Section 4.05. No Subsidiaries. Except as set forth on Schedule 4.05, the Company does not have and never has had any Subsidiaries and does not own, directly or indirectly, any debt, shares or other equity interest or securities in any corporation, partnership, joint venture or other Person, and has no agreement or commitment to purchase any such interest.

      Section 4.06. Capitalization; Title to the Shares. As of the date hereof, the authorized capital stock of the Company consists of Five Million (5,000,000) shares of Company Common

Stock and, upon the filing and effectiveness of the COI Amendment with the Secretary of State of the State of Delaware, the authorized capital stock of the Company shall consist of Six Million (6,000,000) shares of Company Common Stock. Five Million Seven Hundred Twenty Eight Thousand One Hundred Seventy Six (5,728,176) such shares are issued and outstanding and are owned legally, beneficially and of record by the Selling Stockholders and Epoch in the amounts and percentages set forth on Annex A and, as of the Closing Date, such shares shall constitute the Shares. Except for the Shares, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which any Selling Stockholder or the Company is a party that, directly or indirectly, (a) calls for the issuance, sale, pledge or other disposition of any Company Common Stock or any securities convertible into, or other rights to acquire, any Company Common Stock or any other equity security of, or interest in, the Company, (b) obligates any Selling Stockholder or the Company to grant, offer or enter into any of the foregoing or (c) relates to the voting or control of such Company Common Stock, equity securities or interests, or other rights. Each Selling Stockholder has good and marketable title to the Shares held thereby, free and clear of any Liens.

      Section 4.07. Financial Statements. (a) The Selling Stockholders have delivered to Buyer copies of each of (i) the audited balance sheets of the Company (including all related notes and schedules thereto) at December 31, 2004 and the audited statements of income, stockholder's equity and cash flows of the Company (including any related notes and schedules thereto) for the fiscal years ended December 31, 2004 (collectively, the "Audited Financial Statements"), (ii) the unaudited balance sheets (including all related notes and schedules thereto) and the unaudited statements of income, stockholder's equity and cash flows (including any related notes and schedules thereto) of the Company for each calendar quarter during the calendar year 2005 (collectively, the "Unaudited Financial Statements", and together with the Audited Financial Statements, the "Financial Statements") and (iii) the Initial Balance Sheet.

            (b) The Financial Statements and the Initial Balance Sheet have been prepared in accordance with GAAP (except as may be set forth in the notes thereto), and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods indicated. The Financial Statements were prepared in accordance with the Books and Records of the Company.

            (c) The Books and Records of the Company: (i) reflect all items of the Company's income and expense and all the Company's assets and liabilities required to be reflected therein in accordance with GAAP, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

            (d) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      Section 4.08. No Undisclosed Liabilities. Except as set forth on Schedule 4.08, there are no Liabilities of the Company other than Liabilities (i) expressly reflected or reserved against on the Financial Statements or (ii) incurred in the ordinary course of business, consistent with the past practice of the Company since the respective dates thereof.

      Section 4.09. Receivables. All trade accounts, notes receivable and other receivables of the Company that are either reflected in the Books and Records of the Company represent valid obligations arising from sales actually made in the ordinary course of business, and, to the Company's or any Selling Stockholder's Knowledge, are collectible net of any reserve shown on the Initial Balance Sheet.

      Section 4.10. Absence of Material Adverse Change; Conduct of Business. Except as set forth on Schedule 4.10, since December 31, 2004, the Company has conducted its business only in the ordinary course consistent with past practice and there has been (a) no change or event that, individually or together with other changes or events, (i) has had or could reasonably be expected to have a Material Adverse Effect on the Company, (ii) prevent or materially delay the Closing or (iii) make any of the representations and warranties of the Selling Stockholders or the Company false or inaccurate as of the Closing Date, (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock or any convertible security of the Company, (c) no waiver of any material right of the Company or cancellation of any material Debt or claim held by the Company, (d) no entering into, adoption or amendment of any material agreement with any employee or consultant of the Company or any employee benefit plan or arrangement and no material increase in the compensation paid or payable to any officer, director, employee or agent of the Company, (e) no material loss, destruction or damage to any property of the Company, whether or not insured, (f) no material labor dispute involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, (g) no acquisition or disposition, assignment, license, mortgage, pledge of, or otherwise subject to a Lien, any material assets (or any Contract or arrangement therefor) of the Company, including, any of the Company Intellectual Property Rights, except in the ordinary course of business, (h) no change in accounting methods or practices of the Company, (i) no loss, or any development that is expected to result in a loss, of any significant supplier, customer, distributor or account of the Company (other than the completion in the ordinary course of business of specific projects for customers), (j) no amendment or termination of any Material Contract or other material agreement to which the Company is a party or by which the Company or any of its Subsidiaries is bound or any of the Company's organizational documents, (k) no incurrence, assumption, guarantee or prepayment of any indebtedness for borrowed money or amendment of the terms relating to any such indebtedness, or the issuance or sale of any debt securities by the Company and (l) no agreement or commitment (contingent or otherwise) to do any of the foregoing.

      Section 4.11. Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity legally necessary for it to carry on its business and operations as they are now being conducted (the "Company Permits"), and no suspension or cancellation of any Company Permit is pending or, to the Knowledge of any of the Selling Stockholders or the Company, threatened. Except as set forth on Schedule 4.11, the Company is not in conflict with, or in default or violation of, nor, with the giving of notice or lapse of time or both, would be in conflict with, or in default or violation of,
(a) any Law applicable thereto or by which any property or asset thereof is bound or (b) any of the Company Permits.

      Section 4.12. Taxes. Except as set forth on Schedule 4.12,

            (a) All Tax Returns required to have been filed on or before the Closing Date by or with respect to the Company or any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member (a "Relevant Group") with any Taxing Authority have been duly and timely filed (with due regard to extensions) in accordance with all applicable laws, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes owed by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid.

            (b) The provisions for Taxes due by the Company (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Financial Statements were, as of the closing date of the applicable Financial Statement, sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company. As of the Closing Date, such provisions, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-unpaid Taxes, being current Taxes not yet due and payable, of the Company.

            (c) All Tax Returns filed with respect to taxable years of the Company through the taxable year ended June 30, 2001, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The Company is not a party or subject to any agreement extending the time within which to file any Tax Return due on or before the Closing Date that has not been filed. No waiver or extension of any statute of limitations is in effect with respect to any Tax Return or the payment of Taxes nor has any extension of time with respect to the payment of any Tax assessment or deficiency been requested or granted (other than with respect to limitation periods that have since expired). No power of attorney has been executed or filed with respect to the Company, with any Taxing Authority. The Company is not subject to any written ruling or agreement with any Taxing Authority regarding Taxes.

            (d) Schedule 4.12(d) contains a list of states, territories and jurisdictions (foreign or domestic) to which any Tax is properly payable by the Company. No claim has ever been made by any Taxing Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (e) No Taxing Authority is threatening to assess any additional Taxes against or in respect of the Company for any past period. No dispute, claim, audit, action, suit, proceeding or investigation concerning any Tax liability of the Company is now pending or threatened. No issues have been raised with any Selling Stockholder or the Company in any examination by any Taxing Authority which reasonably could be expected to result in a proposed deficiency with respect to the Company for any Post-Closing Period. Schedule 4.12(e) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company for all taxable periods ended on or after December 31, 2001, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 2001.

            (f) There are no Liens on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

            (g) The Company has withheld and paid all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, former employee, creditor, independent contractor, stockholder, customer, supplier or other third party.

            (h) The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code. None of the assets or properties of the Company constitutes tax-exempt use property under Section 168 of the Code. The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes. Neither any Selling Stockholder nor Epoch is a "foreign person" as used in
Section 1445 of the Code, and Buyer is not required to withhold tax on the acquisition of the Shares by reason of Section 1445 of the Code. The Company has not made, is not obligated to make and is not a party to any agreement that under any circumstances could require it to make any payments that are not deductible under Sections 162(m) or 280G of the Code or that would result in an excise tax to the recipient of such payment under Section 4999 of the Code. The Company has not participated in an international boycott as defined in Code
Section 999. The Company is not required to make any adjustment under Code
Section 481(a) by reason of a change in accounting method or otherwise. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in
Section 355 of the Code. Neither the Company nor any Relevant Group has participated in a reportable transaction, as such term is defined by Untied States Treasury Regulation Section 1.6011-4(b).

            (i) The Company is not a party to any Tax allocation or sharing agreement, other than the agreement described on Schedule 4.12(i), which shall be terminated and of no further effect from and after the Closing Date. The Company (i) has not been a member of an affiliated group, as defined in Section 1504(a) of the Code and (ii) has no liability for the Taxes of any Person other than the Company under (A) Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor,
(C) by Contract or (D) otherwise.

            (j) The Company was included as a member of a Relevant Group of which Acument was the parent, for federal income tax purposes, from October 1, 1999, through and including June 30, 2003. The Company had net operating loss carryforwards as of the date that it was no longer a member of such Relevant Group, for United States federal income tax purposes, of at least Fourteen Million Dollars ($14,000,000), and the Tax Returns of the Company and such Relevant Group shall be filed in a manner that reflects such net operating loss carryforwards. The estimated amount, for federal and applicable state and local Tax purposes, of the Company's net operating loss and net capital loss carryforwards, and the Company's unused investment or other credits, unused foreign tax credits, and excess charitable contributions, are as set forth in
Schedule 4.12(j). Except as set forth in Schedule 4.12(j), the Company has no net operating losses or other tax attributes presently subject to limitation under Sections 279, 382, 383 or 384 of the Code or any similar provisions of state or local tax law.

      Section 4.13. Absence of Litigation. Except as disclosed on Schedule 4.13, none of any Selling Stockholder (with respect to the Company), the Company nor any of their respective officers, directors or employees in their respective capacities as such (a) is subject to any outstanding injunctions, judgments, orders or decrees of any Governmental Entity or (b) is a party to or, to the Knowledge of any Selling Stockholder or the Company, threatened to be made a party to, or the subject of, any Litigation.

      Section 4.14. Investment Securities. The Company has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens (other than Permitted Liens), except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company. Such securities are valued on the books of the Company in accordance with GAAP. From December 31, 2004 to the date hereof, the Company has not incurred any material and unusual or extraordinary losses (other than trading losses in the ordinary course of business) in its investment portfolio.

      Section 4.15. Derivative Instruments. Except as set forth on Schedule 4.15, the Company is not a party to or a beneficiary of any swaps, caps, floors, futures, forward contracts, option agreements or any other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company, any customer or otherwise.

      Section 4.16. Customer Agreements and Related Documentation. The Company has in its possession, and has delivered true, complete and correct copies to Buyer of, the valid, binding and enforceable documentation necessary to maintain each customer's account and to perform brokerage and related services for its customers, in a manner consistent with its activities on behalf of such customers. Each transaction effected by the Company in an account on behalf of a customer has been duly authorized and was performed in accordance with the terms of the customer agreement or other documentation and applicable federal and state securities and commodities Laws.

      Section 4.17. Disclosure of All Matters Relating To Regulatory Approval of the Change-of-Control and Licensing. Except as disclosed on Schedule 4.17, none of the Company or any Selling Stockholder is aware of any facts or circumstances that would (a) cause any Governmental Entity to not approve the transfer of ownership of the Company from the Selling Stockholders to Buyer or (b) cause any Governmental Entity to revoke or restrict the Company's license or licenses to operate as a broker-dealer after the change in ownership of the Company.

      Section 4.18. Tangible Property. The Company has good title to, or a valid lease, license or right to use, the tangible properties and assets used by it in the conduct of its business. Such tangible properties and assets owned by the Company are held free and clear of any Liens other than Permitted Liens.

      Section 4.19. Material Contracts. Set forth on Schedule 4.19 is a complete list of all Contracts to which the Company is a party or by which the Company or any of its assets is bound which (i) involves aggregate payments of more than Fifty Thousand Dollars ($50,000) over any twelve (12) month period, (ii) is with any of the Company's officers, directors, employees or consultants performing professional services related to the core business of the Company, (iii) is or could reasonably be expected to be material to the Company, (iv) is a confidentiality or standstill agreement, other than agreements entered into in the ordinary course of business containing confidentiality or standstill provisions, which agreements do not otherwise fall within clause (iii) above,
(v) is a clearing or services agreement or (vi) is a non-competition, non-solicitation and agreements with similar restrictions (each such agreement in clauses (i) through (vi) above, a "Material Contract"). Each Material Contract is valid, in full force and effect and enforceable in accordance with its terms. Except as set forth on Schedule 4.19, (x) the Company has not received any written notice of any default under any Material Contract and (y) no event has occurred or circumstance exists (with or without notice or lapse of time or both) may contravene, conflict with or result in a violation or breach of, or give any Person other than the Company the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract.

      Section 4.20. Employee Benefit Plans.

            (a) Schedule 4.20(a) lists (i) each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject thereto) contributed to, maintained or sponsored by any Selling Stockholder, the Company or any of their respective Affiliates, or with respect to which, the Company has any material Liability or potential Liability and (ii) each other retirement, savings, deferred compensation, severance, stock, performance, bonus, incentive, employment, vacation or other compensation or employee benefit plan, policy, or agreement of any kind, contributed to, maintained or sponsored by any Selling Stockholder, the Company or any of their respective Affiliates, or with respect to which any of them is a party or with respect to which the Company has any Liability or potential Liability (collectively, the "Benefit Plans"). Schedule 4.20(a) also specifies which Benefit Plans are sponsored or maintained solely by the Company solely for the benefit of Business Employees (the "Company Plans"). Each Benefit Plan that is not a Company Plan is hereinafter referred to as a "Seller Plan", including any Benefit Plan that is sponsored or maintained by any Selling Stockholder or any of its Affiliates, other than the Company, or with respect to which any Selling Stockholder or any of its Affiliates, other than the Company, is a party.

            (b) With respect to each Benefit Plan, the Selling Stockholders and the Company have made available to Buyer a true and correct copy of (i) the most recent annual report (e.g., Form 5500), (ii) such Benefit Plan, (iii) each trust agreement relating to each Benefit Plan, (iv) any written summaries of such Benefit Plan, (v) the most recent actuarial report or valuation, if any, relating to a Benefit Plan and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan intended to be qualified under Section 401(a) of the Code.

            (c) No event has occurred and, to the Knowledge of any Selling Stockholder or the Company, there exists no condition or set of circumstances in connection with which Buyer or the Company could be subject to any actual or contingent Liability under the terms of any Benefit Plans, ERISA, the Code or any other applicable Law.

            (d) None of the Company, any Selling Stockholder, or any of their Affiliates is a party to any collective bargaining or other labor union Contract applicable to the Business Employees, and no collective bargaining agreement is being negotiated with respect to any employee (whether active or on leave of absence) of the Company (the "Business Employees"). As of the date hereof, there is no labor dispute, strike or work stoppage against the Company, any Selling Stockholder or any of their Affiliates pending or, threatened in writing which may interfere with the respective business activities of the Company. As of the date hereof, to the Knowledge of the Selling Stockholders and the Company, none of the Company, any Selling Stockholder or any of their respective Affiliates, or any of their respective representatives or employees has committed any unfair labor practices or violated any Law relating to the employment of labor, including any provisions thereof relating to wages, hours collective bargaining, the payment of payroll taxes, equal employment opportunity, employment discrimination and employee safety, in connection with the operation of the business of the Company, and there is no charge or complaint against the Company, any Selling Stockholder or any of their respective Affiliates relating thereto pending, or to the Knowledge of the Selling Stockholders or the Company, threatened.

            (e) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS and, to the Knowledge of any Selling Stockholder or the Company, no circumstance exists that is reasonably likely to result in the revocation or denial of any such favorable determination letter.

            (f) Except as disclosed on Schedule 4.20(f), no compensation or benefit under any Benefit Plan will become established, payable, increased or accelerated by reason of this Agreement or consummation of the transactions contemplated hereby, including the Post-Closing Transaction, either alone or in conjunction with another event (e.g., termination of employment).

            (g) Except as set forth on Schedule 4.20(g), no Company Plan (i) is subject to ERISA, (ii) is in the nature of a defined benefit pension plan or
(iii) provides health or welfare benefits beyond an employee's termination of employment, except as required by Law. Each

Company Plan has been maintained and operated in material compliance with its terms and with all applicable Laws.

      Section 4.21. Intellectual Property. (a) Schedule 4.21(a) sets forth a complete and correct list of all registered Company Intellectual Property Rights. Except as set forth on Schedule 4.21(a):

                  (i) With respect to each of the Company Intellectual Property Rights, the Company either (A) is the sole and exclusive owner of such Company Intellectual Property Right free and clear of any royalty or other payment obligation or Lien or (B) has sufficient rights to use such Company Intellectual Property Right in the conduct of the business of the Company as such business is currently conducted, under a valid and enforceable license agreement. There are no restrictions on the direct or indirect transfer of any Company Intellectual Property Rights. The Company Intellectual Property Rights represent all of the Intellectual Property Rights utilized by the Company in the conduct of its business or necessary therefor.

                  (ii) (A) The Company Intellectual Property Rights are valid and enforceable, (B) the Company Intellectual Property Rights and the products and services of the Company do not infringe or misappropriate the Intellectual Property Rights of any Person and no litigation or claim that the Company Intellectual Property infringes or misappropriates the Intellectual Property Rights of any other person currently exists, is pending or has been threatened and (C) all material maintenance taxes, annuities and renewal and maintenance fees have been paid with respect to the Company Intellectual Property Rights, and all other necessary actions to maintain the validity and effectiveness of the Company Intellectual Property Rights have been taken through the date hereof.

                  (iii) The Company has taken reasonable steps to protect the Company Intellectual Property Rights and, where applicable, to preserve the confidentiality of the Company Intellectual Property Rights.

                  (iv) The Company has not received any written notice or claim that any of the Company Intellectual Property Rights have expired or are not valid or enforceable.

                  (v) The Company has not given any written notice of infringement to any third Person with respect to any of the Company Intellectual Property Rights, nor does any Selling Stockholder or the Company have any Knowledge of the infringement by any third Person of any of the Company Intellectual Property Rights.

                  (vi) To the extent customary and appropriate, certificates of registration and renewal, letters patent and copyright registration certificates and all other instruments evidencing ownership of the Company Intellectual Property Rights owned by the Company are, or as of the Closing will be, in the possession or control of the Company.

            (b) Schedule 4.21(b) sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company owns, and after the Closing Date the Company will own, a current registration of each Domain Name and the right to continue to conduct the Company's business as currently conducted under the Domain Names.

      Section 4.22. Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, any Liability on the Company arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which are pending or, to the Knowledge of any Selling Stockholder or the Company, threatened against the Company. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that could reasonably result in the imposition on the Company of any such Liability.

      Section 4.23. Broker-Dealer. (a) The Company is, and at all times since its inception has been, duly and validly registered as a broker-dealer with the SEC and is a duly qualified member of the NASD and each other SRO of which it is required to be a member. Schedule 4.23(a) sets forth a complete list of each jurisdiction in which the Company is duly qualified or registered as a broker-dealer. Except as set forth on Schedule 4.23(a), the Company is not, and at no time since its inception has it been, required to obtain any registration as a broker-dealer, an investment adviser, a commodity trading advisor, a commodity pool operator, a futures commission merchant, an insurance agent, a sales person or in any similar capacity with the SEC, the NASD, the Commodity Futures Trading Commission, state or Governmental Entity that has not been properly and timely obtained.

            (b) The Company has not exceeded in any material respect the business activities enumerated in any membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and reports filed with the NASD or any Governmental Entity. Except as set forth on
Schedule 4.23(b), the Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2000 with any Governmental Entity, and all other reports and statements required to be filed by it have been filed including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Governmental Entity and the Company has paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports was true and complete in all material respects as of the date of the filing thereof. Each such registration is in full force and effect on the date hereof. Except for normal examinations conducted by a SRO in the regular course of the business of the Company, no SRO has initiated any proceeding or investigation into the business or operations of the Company or any of its employees, agents, brokers or representatives. There is no unresolved violation, criticism, or exception by any SRO with respect to any report or statement relating to any examination of the Company.

            (c) To the Knowledge of the Selling Stockholders and the Company, each of the Company's employees that is required to be registered or licensed as a registered principal, registered representative or a salesperson with the SEC, the securities commission of any state or foreign jurisdiction or any SRO is duly registered or licensed to act in their respective capacities, and all such registrations and licenses are in full force and effect. All federal, state and foreign registration requirements have been complied with in all respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all respects.

            (d) Except as set forth on Schedule 4.23(d), neither the Company nor any of its Affiliates is subject to any cease-and-desist or other order or enforcement action issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted a board resolution at the request or suggestion of, any regulatory authority or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company or any of its Affiliates been advised in writing or otherwise by any regulatory authority or Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement nor is there any pending or, to the Knowledge of the Selling Stockholders or the Company, threatened regulatory investigation. Neither the Company nor any of its affiliated persons, as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended (the "1940 Act"), has been convicted within the past ten (10) years of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 9(a)(2) of the 1940 Act.

            (e) The Company (i) has implemented policies and procedures that are reasonably designed to comply with the applicable federal and state securities and commodities laws, rules and regulations including those relating to anti-money laundering, advertising, licensing, sales practices, market conduct, maintenance of net capital, supervision, books and records, risk assessment and continuing education and the rules of any SRO having jurisdiction (collectively, the "Company Policies and Procedures") and (ii) none of any Selling Stockholder or the Company has any Knowledge of any noncompliance with the Company Policies and Procedures.

            (f) The Company is not required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the transaction contemplated by this Agreement will not require the Company, its Affiliates or customers to obtain the consent of any person under Section 205 of the Investment Advisers Act.

            (g) None of the activities of the Company requires it to be registered as an exchange or transfer agent, a clearing agency, an alternative trading system, a government securities dealer, a commodity trading advisor or commodity pool operator.

            (h) To the Knowledge of any Selling Stockholder or the Company, in each case based on information available thereto, no employee of the Company is or has been (as applicable):

                  (i) subject to a statutory disqualification specified in
Section 3(a)(39) of the Exchange Act, Sections 203(e) or (f) of the Investment Advisers Act, or any substantially equivalent foreign (A) expulsion or suspension from membership, (B) bar or suspension from association, (C) denial of trading privileges, (D) order denying, suspending, or revoking registration or barring or suspending association or (E) finding with respect to causing any such effective foreign suspension, expulsion or order;

                  (ii) convicted of any foreign offense, enjoined from any foreign act, conduct or practice, or found to have committed any foreign act substantially equivalent to any of those listed in Sections 15(b)(4)(B), (C),
(D) or (E) of the Exchange Act; and

                  (iii) found to have made or caused to be made any false foreign statement or omission substantially equivalent to any of those listed in
Section 3(a)(39)(E) of the Exchange Act.

            (i) The Selling Stockholders and the Company have made available to Buyer true, correct and complete copies of the governing plan documents and related agreements, forms and contracts for each retirement plan, arrangement and account, including individual retirement accounts under Section 408 or 408(A) of the Code, education savings accounts under Section 530 of the Code, simplified employee pension plans under Section 408(k) of the Code, savings incentive match plans for employees under Section 408(p) of the Code, plans intended to be qualified under Section 401(a) of the Code, custodial accounts under Section 403(b) of the Code, with respect to which the Company acts as a custodian, trustee and/or prototype sponsor, and the governing plan documents and related agreements, forms and contracts for each retirement plan, arrangement and account for which the Company provides services (each a "Plan" or collectively, the "Plans") and other related agreements or materials provided to or made available to customers. Neither the Selling Stockholders, the Company or any Affiliate thereof has any liability with respect to any transaction involving a Plan in violation of Section 406 of ERISA or any "prohibited transaction" as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) of the Code or on which an excise tax could be payable under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA.

            (j) The Company serves as custodian, trustee and/or prototype sponsor for plans intended to be qualified under Section 401(a) of the Code, custodial accounts under Section 403(b) of the Code and individual retirement accounts under Section 408 and 408(A) of the Code, including traditional, SIMPLE, SEP and Roth individual retirement accounts, as well as education savings accounts under Section 530 of the Code. On the Closing Date, the Company shall be either a "bank" (as defined in Section 408(n) of the Code) or a person authorized by the IRS to act as a custodian of such accounts pursuant to Treasury Regulation Section 1.408-2(e) and that such entity or person is so qualified to serve as a custodian of such accounts and has provided Buyer with the true, correct and complete copies of such entity's non-bank trustee application, IRS approval letter and any related notices thereto filed with the IRS.

            (k) The Company does not serve or has ever served during the past seven (7) years as a custodian, trustee and/or prototype sponsor or issuer for any retirement plan, arrangement or account other than those referenced in paragraph (j) above, including individual retirement annuities under Section 408(b) of the Code, or plans intended to meet the requirements of Section 457 of the Code. Notwithstanding anything to the contrary herein, none of the Company nor any ERISA Affiliate of the Company serves or has served during the past seven years as trustee of any Plan that is a retirement plan intended to be qualified under Section 401(a) of the Code.

            (l) The Company does not permit or has permitted during the past seven (7) years individuals to maintain margin accounts for the purpose of trading securities in connection with any Plans for which it serves as custodian or trustee.

            (m) The Company does not provide or has provided during the past seven (7) years recordkeeping services to any employee pension benefit plan as defined under Section 3(2) of ERISA, including any profit sharing, 401(k) or money purchase pension plan, or any cash balance or defined benefit pension plan.

            (n) The Company does not provide or has provided during the past seven (7) years services, including any design, management or administrative services, to any qualified defined contribution plans that are either a stock bonus plan, or a combination stock bonus and money purchase plan that invest primarily in employer securities, including any employee stock ownership plan under Section 409 of the Code, or any employee stock purchase plan under Section 423 of the Code.

            (o) The Company does not provide or has provided during the past seven (7) years services, including any design, management or administrative services, to any qualified tuition program under Section 529 of the Code.

            (p) The Company does not provide or has provided during the past seven (7) years services, including any design, management or administrative services, to any employee welfare benefit plan as defined under Section 3(1) of ERISA, or any Archer medical savings account under Section 220 of the Code, health savings account under Section 223 of the Code, health reimbursement arrangement, flexible spending account, or cafeteria plan under Section 125 of the Code.

            (q) The form of the Plans and the conduct of the Selling Stockholders and the Company with respect to the Plans has been and are in compliance with applicable Law, including ERISA and the Code, and the Company has not incurred and is not reasonably expected to incur any liability under either ERISA or the Code relating to the Plans.

            (r) All governmental reports required by the Company for acts completed prior to the Closing Date with respect to the Plans, other than reports with respect to distributions and contributions in 2004 reportable on IRS Forms 1099-R and 5498 made from or to the Plans prior to the Closing Date, have been timely filed.

            (s) To the extent applicable, the Company has obtained a favorable opinion letter from the IRS on changes to the Code and Treasury regulations, including those made by the Economic Growth and Tax Relief Reconciliation Act of 2001 (or filed by applicable deadlines imposed by the IRS and are awaiting receipt of such opinion letter) and all prior legislation with respect to each Plan for which the Company serves as a prototype sponsor. No event has occurred that would be reasonably likely to negatively impact reliance on such opinion letter.

            (t) The Company has not received notice of or been advised of any investigations by any Governmental Authority with respect to any Plan and there are no other claims, suits or proceedings pending or, to the Knowledge of the Selling Stockholders or the Company, threatened against the Company with respect to any Plan.

      Section 4.24. Insurance. Schedule 4.24 is a complete list as of the date hereof of all fidelity bonds and policies of fire, directors and officers, general liability, property and other forms of liability insurance and/or fidelity bonds owned, held by or applicable to the Company, its assets or business. All such policies are in full force and effect, all premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Schedule 4.24 includes an accurate list as of the date hereof of all claims involving a potential loss in excess of Fifty Thousand Dollars ($50,000) that have been made by the Company since December 31, 2004 under the policies listed on Schedule 4.24 applicable to the Company or any of its assets or properties. Such claim information includes the following information with respect to each accident, loss or other event: (i) the identity of the claimant and (ii) the date of the occurrence.

      Section 4.25. Bank Accounts. Schedule 4.25 is a complete list of the names and locations of each bank or other financial institution at which the Company, and Selling Stockholder or any Affiliate thereof on behalf of the Company has an account or safe deposit box, together with the applicable account or box number.

      Section 4.26. No Improper Payments. To the Knowledge of any Selling Stockholder or the Company, neither the Company nor any Person acting on its behalf has made, paid or received any bribes, kickbacks or other similar payments to or from any Person. Except for those that comply with applicable laws, rules and regulations, no contributions have been made by the Company, directly or indirectly, to a domestic or foreign political party or candidate.

      Section 4.27. Brokers. None of any Selling Stockholder, the Company or any of their respective Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

      Section 4.28. Customers. (a) The Selling Stockholders have provided to certain representatives of Buyer a list of the Qualifying Customers. None of any Selling Stockholder or the Company has received any notice or has, to the Knowledge of any Selling Stockholder or the Company, any reason to believe that any Qualifying Customer has ceased, or will cease, to use the products or services of the Company, or has substantially reduced the use of such products or services at any time other than as a result of general market conditions.

            (b) The Company's customer lists and related data have not been integrated into any database of any Selling Stockholder or any Affiliate (other than the Company), and no Selling Stockholder or any of its Affiliates (other than the Company) has solicited any customers to become brokerage customers of such Selling Stockholder or any of its Affiliates (other than the Company) using the Company's customer lists or related data.

      Section 4.29. Computer Systems. The computer hardware and Software and related materials used by the Company are in satisfactory operating condition for use in the conduct of the Company's business as such business is currently conducted. Except as set forth in Schedule 4.29, the use of such computer hardware and Software and related materials by the Company has not resulted in the termination of any Material Contract or any material reduction in the services provided to any of them, warranties available to any of them, or rights of any of them under any Material Contract.

      Section 4.30. Affiliate Transactions. (a) Except for the contracts specifically disclosed as affiliate transactions in Schedule 4.19 or as disclosed in Schedule 4.30(a), during the two (2) years prior to the date of this Agreement, (i) there have been no intercompany Liabilities between the Company, on the one hand, and any Selling Stockholder, Epoch or any of their respective Affiliates, officers or directors, on the other, (ii) neither any such Selling Stockholder nor any such Affiliate, officer, director has provided or caused to be provided any assets, services or facilities to the Company and
(iii) the Company has not provided or caused to be provided any assets, services or facilities to such Selling Stockholder or any such officer, director or Affiliate.

            (b) Except for the contracts specifically disclosed as affiliate transactions in Schedule 4.19 or as disclosed in Schedule 4.30(b), each of the Liabilities and transactions listed in Schedule 4.30(a) was incurred or engaged in, as the case may be, on an arm's-length basis.

            (c) Except as disclosed on Schedule 4.30(c) or provided herein, since December 31, 2004, there have been no settlements of intercompany Liabilities or allocations of any intercompany expenses between the Company, on the one hand, and any Selling Stockholder, Epoch, any of the Company's other Affiliates or any of their respective officers or directors, on the other.
Schedule 4.30(c) sets forth all amounts paid or accrued by the Company to any Selling Stockholder, Epoch or to any of the Company's officers, directors or other Affiliates for the twelve (12) month period ended on December 31, 2004 and for the period commencing on January 1, 2005 through the date of the most recent Unaudited Financial Statements.

      Section 4.31. No Guaranties. Except as disclosed in Schedule 4.31, none of the obligations or Liabilities of the Company is guaranteed by or subject to any letter of credit, surety bond or other similar contingent obligations of any other Person, nor has the Company guaranteed or become subject to a similar contingent obligation in respect of the obligations or Liabilities of any other Person.

      Section 4.32. Real Property. The Company does not own any real property or interest therein. Schedule 4.32 contains a true, correct and complete list of
(i) all real property leased by the Company (the "Leased Real Property") and
(ii) each real property lease with respect to each such parcel of Leased Real Property (each, a "Real Property Lease"). Except as set forth on Schedule 4.32,
(x) each Real Property Lease is in full force and effect and constitutes a valid and binding obligation of the Company and (y) no event or condition which, with or without the giving of notice or the lapse of time or both, would constitute a material default or termination event or uncured material default by the Company under any Real Property Lease exists or has occurred and no event or condition attributable any other Person which, with or without the giving of notice or the lapse of time or both, would constitute a material default or termination event or uncured material default under any Real Property Lease exists or has occurred. Except as set forth on
Schedule 4.32, the leasehold interest of the Company in each Real Property Lease is held free and clear of all Liens. The Selling Stockholders and the Company have delivered to the Purchaser true, correct and complete copies of all Real Property Leases. The Leased Real Property constitutes all real property used or occupied by the Company in connection with the conduct of its business.

      Section 4.33. Sufficiency of Assets. The assets (including equipment and Company Intellectual Property Rights) of the Company (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, which are used to operate and conduct the business of the Company in the manner presently operated by the Company, (ii) correspond to the Financial Statements and (iii) are the only assets required for such operation and conduct.

      Section 4.34. Disclosure. No representation or warranty or other statement made by any Selling Stockholder in this Agreement, the Ancillary Agreements or otherwise in connection with the transactions contemplated hereby contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. No Selling Stockholders knows of any fact that has specific application to the Company (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement, the Ancillary Agreements or the Schedules attached hereto and thereto.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES REGARDING BUYER

      Buyer represents and warrants to each Selling Stockholder, as of the date hereof and as of the Closing Date, as follows:

      Section 5.01. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business in each jurisdiction in the United States in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or so licensed would not reasonably be expected to have a Buyer Material Adverse Effect.

      Section 5.02. Authority. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

      Section 5.03. No Conflicts. Except as disclosed on Schedule 5.03, none of the execution, delivery and performance of this Agreement or the Ancillary Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby does or will (a) conflict with or violate any organizational document of Buyer,
(b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, to the extent that the rules, regulations or orders of such body are binding upon Buyer or otherwise have the effect of law, (c) require any consent, waiver or approval or, with or without the giving of notice or lapse of time or both, result in a default or breach (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, Contract, indenture or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of the assets of Buyer or any of its Subsidiaries may be bound, except for such consents, approvals and authorizations that have been obtained or (d) conflict with or violate any Law applicable to Buyer or any of its Subsidiaries or by which any of the assets of Buyer or any of its Subsidiaries are bound.

      Section 5.04. Securities Act. Buyer understands and acknowledges that the Shares have not been registered under the Securities Act and will be subject to certain restrictions and limitations as a result thereof. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      Section 5.05. Brokers. Neither Buyer nor any of its Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

      Section 5.06. Absence of Litigation. Buyer is not (a) subject to any outstanding injunctions, judgments, orders or decrees of any Governmental Entity or (b) a party to or, to the Knowledge of Buyer, threatened to be made a party to, or the subject of, any Litigation; in each case other than as would not reasonably be expected to result in a Buyer Material Adverse Effect.

      Section 5.07. Financial Statements. Prior to the date hereof, Buyer has delivered to representatives of the Selling Stockholders true and accurate copies of the audited, consolidated balance sheet of Penson Worldwide, Inc. at December 31, 2004 and the audited, consolidated statements of income, stockholders equity and cash flows of Penson Worldwide, Inc. for the fiscal years ended December 2004.

                                   ARTICLE VI

                  COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

      Section 6.01. Conduct of Business. Except as specifically set forth on
Schedule 6.01, until the Closing, the Company shall conduct, and the Selling Stockholders shall cause the business of the Company to be conducted, in the ordinary course, consistent with prior practice, and, in any event, without the prior written consent of Buyer the Company shall not, and the

Selling Stockholders shall not, in connection with the conduct of the business of the Company, and shall not permit the Company to:

            (a) amend the Company's certificate of incorporation, by-laws or other comparable organizational documents;

            (b) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of the Company's capital stock;

            (c) redeem or otherwise acquire any shares of the Company's capital stock or issue any capital stock of the Company or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock of the Company;

            (d) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or Person or other business organization or division thereof;

            (e) commence an action or proceeding against a customer of the Company;

            (f) acquire or lease any assets material to the Company or its business or acquire or lease any real property;

            (g) sell, lease, license, mortgage or otherwise subject to any Lien (other than Permitted Liens) or dispose of any of its properties or assets that are material to the Company or its business;

            (h) incur or assume any Debt, other than in the ordinary course and consistent with past practice;

            (i) enter into any Contract which would be a Material Contract, or modify, amend or terminate any Material Contract or waive, release, cancel or assign any material rights or claims thereunder, including the waiver, release, cancellation or assignment of any material Debt owing to the Company or the prepayment of any principal or interest on any Debt;

            (j) make any change to its accounting systems, methods, policies, principles or practices, except as may be required by GAAP, or make any Tax election, settle or compromise or change any Tax method, except as required by Tax law;

            (k) except as required by the terms and provisions of written contracts between the Company, on the one hand, and a Business Employee, on the other hand, as in existence on the date of this Agreement and listed in the Schedules or to comply with any applicable Law, (i) adopt or amend any Benefit Plan or (ii) materially increase in any manner the aggregate compensation or benefits (including commissions) of any officer, director, Business Employee or independent contractor of the Company other than, in the case of clause (ii), increases in compensation granted to Business Employees who are not officers or directors of the Company in the ordinary course of business consistent with past practice;

            (l) terminate any Business Employee;

            (m) engage in any transactions with any of its Affiliates or any Affiliates of any Selling Stockholder other than on an arm's-length basis;

            (n) fail to comply with the minimum net capital requirements as set forth in Rule 15c3-l promulgated under the Exchange Act;

            (o) demolish or materially alter any of its property (owned or leased);

            (p) take any action which has, or could reasonably be expected to have, the effect of preventing or materially delaying the Closing or making any of the representations and warranties of any of the Selling Stockholders or the Company false or inaccurate as of the Closing Date;

            (q) otherwise take any action resulting, or could reasonably be expected to result in , the occurrence of any of the events set forth in clauses
(a) through (l) of Section 4.10; or

            (r) authorize, or commit or agree to take, any of the foregoing actions.

      Section 6.02. Access to Information. Subject to any applicable legal restrictions, each Selling Stockholder and the Company shall, and shall cause its Affiliates to, upon reasonable notice during normal business hours during the period prior to the Closing, afford to Buyer and its accountants, counsel and other representatives reasonable access to all of the personnel, properties, Contracts, Books and Records (including Tax Returns and work papers, whether prepared by employees, consultants or independent auditors) of the Company, shall furnish promptly to Buyer any information concerning the Company as Buyer may reasonably request and shall assist Buyer in communicating with Persons having business relationships, agreements and arrangements with the Company regarding the transactions contemplated by this Agreement, including the auditors, consultants and other financial and legal advisors of the Company and the Selling Stockholder; provided that such access does not disrupt the normal operations of the Company or result in the likely coordination of pricing or other competitively-sensitive activities.

      Section 6.03. Confidentiality. (a) Buyer acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the obligations of Buyer and Penson under Confidentiality Agreement with respect to information relating solely to the Company shall terminate; provided that Buyer acknowledges that any and all other information provided to it by the Selling Stockholders or their representatives concerning the Selling Stockholders shall remain subject to the terms and conditions of the Confidentiality Agreement after the date of the Closing and therefore, in furtherance of the foregoing, (i) each of Buyer and each Selling Stockholder agrees to join, and hereby joins, as a party to the Confidentiality Agreement as if Buyer or such Selling Stockholder, as the case may be, was an original party thereto and as a result thereof each of Buyer and such Selling Stockholder hereby agrees to be subject to and bound by all of the terms and conditions thereof and
(ii) the terms of the Confidentiality Agreement shall be modified accordingly hereby, mutatis mutandis.

            (b) Each Selling Stockholder acknowledges that prior to the Closing Date, such Selling Stockholder has had, and will continue to have, access to confidential information of the Company which is not generally known to the public. Each Selling Stockholder agrees that following the Closing it shall not, and shall cause its Affiliates to not, without the prior express written permission of Buyer, disclose to any other Person or use in any way any confidential or proprietary information of the Company which such Selling Stockholder or its Affiliates may have obtained at any time, whether prior to the Closing Date or otherwise.

      Section 6.04. Maintenance of Records. Except as otherwise provided in
Section 9.06, from and after the Closing, Buyer agrees (a) to hold all of the Books and Records of the Company existing on the Closing Date and not to destroy or dispose of any thereof as required by Section 17(a) of the Exchange Act and Rules 17a-3 and 17a-4 promulgated thereunder, and thereafter, if it desires to destroy or dispose of such Books and Records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to the Stockholders' Representative and (b) to afford the Stockholders' Representative, their accountants and legal counsel, during normal business hours, upon reasonable request, at any time, full access to such Books and Records and to the employees of the Company to the extent that such access may be reasonably necessary for any legitimate purpose related to the Company at no cost to the Stockholders' Representative (other than for reasonable out-of-pocket expenses of the Company).

      Section 6.05. No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 8.01, none of any Selling Stockholder or the Company shall directly or indirectly solicit, initiate, encourage or consider any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any sale of equity securities or assets of the Company, any business combination transaction involving the Company or the merger or consolidation of the Company.

      Section 6.06. Commercially Reasonable Efforts; Obtaining Consents; Further Action. (a) Each of the parties hereto agrees to use its commercially reasonable efforts to take, and to cause its officers, employees, representatives, advisors and agents to take, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including the Post-Closing Transaction, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain promptly all necessary waivers, consents and approvals from other parties to material agreements, leases and other Contracts or agreements, (ii) to make promptly all filings and obtain promptly all necessary consents, approvals and authorizations as are required to be obtained under any Law, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and (v) to cause and facilitate the prompt satisfaction of all conditions in Article VII. The Selling Stockholders and Buyer, respectively, each agree to make, or to cause to be made, any filing or notification required by any applicable Law, in each case, with respect to the transactions contemplated by this Agreement (x) with respect to the NASD and any securities exchange of which the Company is a member, within fifteen (15) Business Days after the date of this Agreement and (y) with respect to all others required under any Law, as soon as practicable after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to applicable Law.

            (b) The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals, consents or orders of each applicable Governmental Entity, including:

                  (i) cooperating with each other in connection with required filings;

                  (ii) furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party in connection with the transactions contemplated by this Agreement;

                  (iii) promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement;

                  (iv) not agreeing to participate in any meeting or discussion with any Governmental Entity in connection with proceedings relating to the transactions contemplated by this Agreement unless it consults with the other party in advance, and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and

                  (v) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings before any Governmental Entity relating to the transactions contemplated by this Agreement.

            (c) If any party or any Affiliate thereof receives a request for additional information or documentary material from any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement, then such party, in good faith, as soon as practicable and after consultation with the other party, shall make an appropriate response to such request.

            (d) At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

      Section 6.07. Notifications. Until the Closing, each party shall promptly notify the other parties in writing of (a) any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied or (b) a breach of a representation or warranty.

      Section 6.08. Public Announcements; Customer Communications. (a) Except as may otherwise be required by applicable Law, prior to the Closing, Buyer and the Stockholders' Representative will consult with each other in advance of Buyer or any Selling Stockholder issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making, or permitting any agent or Affiliate to make, any public statements with respect to this Agreement or the transactions contemplated hereby.

            (b) Immediately after the date of this Agreement, the Stockholders' Representative and Buyer shall jointly prepare, and the Stockholders' Representative shall deliver, or cause the Company to deliver, to each customer of the Company, a communication regarding the acquisition of the Company by Buyer in accordance with the terms of this Agreement and the consequences of such transaction to such customer. The Company and the Selling Stockholders shall, and the Selling Stockholders shall cause the Company to, assist Buyer, as and when Buyer may reasonably request, in Buyer's initial contact with each such customer. Except as may otherwise be required by applicable Law, prior to the Closing, the Selling Stockholders and the Company shall not, and shall not permit any agent or Affiliate to, send any other communication to any customer of the Company regarding this Agreement or the transactions contemplated hereby without the prior written consent of Buyer.

      Section 6.09. Conduct of Selling Stockholders. No Selling Stockholder shall (i) except as expressly contemplated hereby, sell, lease, mortgage or otherwise subject to any Lien or enter into any transaction of any kind or character with respect to, the Shares held by such Selling Stockholder or (ii) take any action which has, or could reasonably be expected to have, the effect of preventing or materially delaying the Closing or making any of the representations and warranties of any of the Selling Stockholders or the Company false or inaccurate as of the Closing Date.

      Section 6.10. Certain Employee Matters.

            (a) Continuation of Employment. Set forth on Schedule 6.10(a) is a list showing the names of all Business Employees and their respective positions and salary levels. The Selling Stockholders and the Company shall provide updates to the list prior to the Closing to reflect new hires and terminations and to reflect any agreed-upon additions or deletions thereto (and the term Business Employee shall reflect all such updates that occur prior to the Closing). Buyer shall continue the employ of each Business Employee whose employer, immediately prior to the Closing, is the Company, conditional upon completion of background checks and security clearance that are reasonably satisfactory to Buyer and execution of Buyer's standard employee agreement, or if applicable, a Key Employment Agreement. For at least a period of one year from the Closing Date, each Business Employee employed by Buyer or any of its Affiliates shall be allowed to participate in those benefit plans that Buyer or its Affiliates may offer to similarly situated employees from time to time. Any Business Employee who is determined by Buyer prior to the Closing to have failed such background check and security clearance shall not be offered employment or continued employment, and the Selling Stockholders and the Company will cause the employment of any such Business Employee by the Company to be terminated prior to the Closing Date without Liability to the Company. Promptly after the date hereof, the Selling Stockholders and the Company shall provide, and the Selling Stockholders shall cause the Company or its Affiliates to provide, reasonable access to the Business Employees and shall assist Buyer in enabling it to obtain employment applications from each such Business Employee prior to Closing and, to the extent permitted by applicable Law, such information regarding such employees as is contained in personnel records.

            (b) Seller Plans. Neither Buyer nor any of its Affiliates shall adopt, become a sponsoring employer of, or have any obligations under or with respect to any compensation or benefit plan, policy, arrangement or agreement (including any Seller Plans or workers compensation programs) other than the Company Plans, and the Selling Stockholders shall be solely responsible for any and all Liabilities which have arisen or may arise in connection with any such compensation or benefit plan, policy, arrangement or agreement (other than the Company Plans), including Liabilities arising from income or excise Tax assessments, participant benefit claims, fiduciary conduct, or under Title IV of ERISA.

            (c) No Employee Rights; Termination/Modification of Plans. Nothing in this Section 6.10, express or implied (including anything contained in the Section 6.10(a), which shall be subject in all respects to this Section 6.10(c)), shall confer upon any Business Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment, or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under or by reason of this Agreement. Nothing in this Section 6.10, express or implied (including anything contained in the Section 6.10(a), which shall be subject in all respects to this Section 6.10(c)), shall be construed to prevent Buyer or any of its Affiliates from terminating the employment of any Business Employee or modifying to any extent or in any respect the terms and conditions of such employment (including any benefit plan that Buyer or any of its Affiliates may establish or maintain).

      Section 6.11. Non-Competition. (a) Except as specifically set forth to the contrary on Schedule 6.11, for a period of five (5) years from the Closing Date, each Selling Stockholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, engage in activities or businesses which engage in any of (i) the Competitive Business, (ii) soliciting any former or present customer or prospective customer of the Company to purchase any such services referred to in clause (i) offered by the Company from anyone other than the Company or (iii) assisting any Person in any way to do, or attempt to do, anything prohibited by clauses (i) or (ii) above (the activities referred to in the foregoing clauses (i), (ii) and (iii) being called "Competitive Activities").

            (b) Notwithstanding anything to the contrary contained in this
Section 6.11, the foregoing covenant shall not be breached as a result of only the ownership or other right to acquire by any Selling Stockholder or its Affiliates (for their own account) of not more than an aggregate of five percent (5%) of any class of stock of a Person engaged, directly or indirectly, in Competitive Activities.

            (c) The parties hereto recognize that the Laws and public policies of the various States of the United States of America may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 6.11. It is the intention of the parties that the provisions of this Section 6.11 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 6.11 shall not render unenforceable or impair the remainder of the provisions of this Section 6.11. Accordingly, if at the time of enforcement of any provision of this Section 6.11, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by Law.

            (d) Each Selling Stockholder expressly acknowledges that the restrictive covenants set forth in this Section 6.11, including the geographic scope and duration of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of Buyer, the Company and their Affiliates, and that any violation thereof would result in irreparable injury to Buyer, the Company and their Affiliates that would not be readily ascertainable or compensable in terms of money, and therefore Buyer, the Company and their Affiliates shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled. Each Selling Stockholder further agrees that if it is determined that it has willfully breached the terms of this Section 6.11, Buyer, the Company and their Affiliates shall be entitled to recover from such Selling Stockholder all costs and reasonable attorneys' fees incurred as a result of its attempts to redress such breach or to enforce its rights and protect its legitimate interests.

      Section 6.12. Non-Solicitation; Non-Disparagement. (a) For a period of five (5) years following the Closing Date, no Selling Stockholder or any Affiliate thereof will, directly or indirectly, (i) solicit for employment (or any similar arrangement) any employee of the Company or any Business Employee,
(ii) persuade, induce or attempt to persuade or induce any employee of the Company or any Business Employee to leave his, her or its employment or to refrain from providing services to the Company or its Affiliates, (iii) solicit or induce, or in any manner attempt to solicit or induce, or cause or authorize any other Person to solicit or induce any Person to cease doing business with the Company or its Affiliates or (iv) disparage the Company or its Affiliates to any employee of the Company, its Affiliates or any customer or client or prospective customer or client of the Company or its Affiliates, or encourage any customer or client or prospective customer or client not to continue to retain the services of the Company or any of its Affiliates.

            (b) Notwithstanding anything to the contrary contained in this
Section 6.12, the foregoing covenant shall not be breached by (i) any Selling Stockholder or its Affiliates engaging in general employment solicitation (by use of advertising) so long as such solicitation does not target the employees of the Company or any Business Employee or (ii) any Selling Stockholder or its Affiliates engaging in any of the conduct specified in Section 6.12(a) with respect to any employee of the Company or Business Employee who has been terminated by Buyer or the Company.

            (c) The parties hereto recognize that the Laws and public policies of the various States of the United States of America may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 6.12. It is the intention of the parties that the provisions of this
Section 6.12 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 6.12 shall not render unenforceable or impair the remainder of the provisions of this Section 6.12. Accordingly, if at the time of enforcement of any provision of this Section 6.12, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by Law.

            (d) Each Selling Stockholder expressly acknowledges that the restrictive covenants set forth in this Section 6.12, including the geographic scope and duration of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of Buyer, the Company and their Affiliates, and that any violation thereof would result in irreparable injury to Buyer, the Company and their Affiliates that would not be readily ascertainable or compensable in terms of money, and therefore Buyer, the Company and their Affiliates shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled. Each Selling Stockholder further agrees that if it is determined that it has willfully breached the terms of this Section 6.12, Buyer, the Company and their Affiliates shall be entitled to recover from such Selling Stockholder all costs and reasonable attorneys' fees incurred as a result of its attempts to redress such breach or to enforce its rights and protect its legitimate interests.

      Section 6.13. Dissolution of Subsdiaries. Prior to the Closing Date, the Company shall have, at its sole cost and expense, taken all actions and executed, delivered and filed all documents or instruments necessary in order to cause the dissolution or disposition of each Subsidiary of the Company, and shall deliver to Buyer documents, including all documents issued by each applicable state office, evidencing the effectiveness of each such dissolution or disposition.

      Section 6.14. Boston Lease. The Selling Stockholders shall, at their sole cost and expense, (i) use their commercially reasonable efforts to transfer, convey and assign, and to cause the Company to transfer, convey and assign to a third party on or prior to the Closing Date, without further Liability of any kind to the Company or its Affiliates, all rights and obligations of the Company under the Boston Community Property Lease, dated as of September 2004 (the "Boston Lease"), between Marilyn Ray, Trustee and the Company and (ii) if necessary or desirable, continue to use their commercially reasonable efforts after the Closing Date to fully and completely effect such transfer, conveyance and assignment as promptly as practicable and fully cooperate with Penson, the Company and their Afilliates after the Closing Date in all matters with respect thereto.

      Section 6.15. Further Assurances. At any time or from time to time after the Closing, the Selling Stockholders shall execute and deliver to Buyer such other documents and instruments, provide such materials and information and take such other actions as Buyer may reasonably request to fulfill the Selling Stockholders' obligations under this Agreement and consummate the transactions contemplated hereby, including the Post-Closing Transaction.

                                   ARTICLE VII

                                   CONDITIONS

      Section 7.01. Conditions Precedent to Closing Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived by Buyer in a writing delivered by Buyer to the Stockholders' Representative):

            (a) (i) Each of the representations and warranties of the Selling Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing (without giving effect to any exception for "Material Adverse Effect" or other qualifier using the term "material" or any variation thereof) with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), (ii) the covenants and agreements contained in this Agreement to be performed or complied with by the Company, the Selling Stockholders or any of their Affiliates on or before the Closing shall have been performed or complied with in all material respects and (iii) Buyer shall have received a certificate of the Selling Stockholders as to the matters set forth in clauses (i) and (ii) above;

            (b) no action or proceeding by any Governmental Entity shall have been instituted or threatened which enjoins or prohibits, or would be reasonably expected to enjoin or prohibit, any provision of this Agreement or the consummation of the transactions contemplated hereby, including the Post-Closing Transaction, and no action or proceeding by any other Person shall have been instituted that has resulted in any order or injunction that prohibits or enjoins any provision of this Agreement or the transactions contemplated hereby, including the Post-Closing Transaction;

            (c) no Law shall be in effect that prohibits or declares illegal the transactions contemplated by this Agreement;

            (d) all material consents, waivers, approvals, authorizations, exemptions, registrations, licenses, declarations or filings from or with a Governmental Entity (including the NASD), the receipt or making of which is required for the consummation of the transactions contemplated by this Agreement, and each of the consents listed on Schedule 4.04 shall have been obtained or made, and all waiting periods specified under applicable Law and all extensions thereof, the passing of which is necessary for such consummation, shall have passed;

            (e) each Key Employee set forth on Annex B shall have executed and delivered to Buyer his or her Key Employment Agreement and such Key Employment Agreement shall be in full force and effect;

            (f) there shall not have occurred a Material Adverse Effect;

            (g) Buyer shall have received the resignations, effective as of the Closing, of all the directors the Company and such officers of the Company as shall have been designated in writing prior to the Closing by Buyer to the Company;

            (h) the Selling Stockholders shall have duly executed and delivered to Buyer each of the Ancillary Agreements to which any of them is a party;

            (i) Buyer shall have received the certificate described in Section
9.09 of this Agreement;

            (j) each Person who is an employee of both Glendale Securities or any of its Affiliates and the Company or any of its Affiliates, shall resign from his or her position with Glendale Securities or its Affiliates, and shall owe no further employment-related duties to any such Person as of the Closing Date. It is agreed that the foregoing restriction shall not prevent any such Person from owning a passive equity interest in Glendale Securities or any of its Affiliates;

            (k) Buyer shall be satisfied, in its sole discretion,

                  (i) with the form and substance of any transaction involving the Company, any other Selling Stockholder and Epoch (and/or any Affiliate thereof) in respect of Epoch's equity position in the Company or with the form and substance of any transaction involving the Company, Epoch, the United States Bankruptcy Court for the Southern District of New York, before which Epoch's bankruptcy case (No. 04 B 12078) is pending, the bankruptcy trustee appointed in connection therewith, the creditor's committee representing the creditors of Epoch (such court, trustee and committee, collectively, the "Bankruptcy Authorities") and/or any other Person in respect of Epoch's equity position in the Company, as the case may be;

                  (ii) that as of the Closing Epoch and its Affiliates or successors shall either (x) no longer retain any equity or other material interest with respect to the Company or (y) have reached a satisfactory agreement with the Bankruptcy Authorities that Epoch's entire equity and other material interests with respect to the Company shall be disposed of for aggregate consideration consisting solely of cash;

                  (iii) with the results of Buyer's ongoing diligence investigation with respect to those shares owned by Epoch or its Affiliates or successors, including with respect to any matters involving the Bankruptcy Authorities;

                  (iv) that on the Closing Date, the shares of Company Common Stock to be purchased by Buyer pursuant to this Agreement shall constitute one hundred percent (100%) of the issued and outstanding shares of Company Common Stock; and

                  (v) that it has received such sufficient documentary evidence of any or all of the foregoing as it may request;

            (l) there shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or other voting, equity or ownership interest in, the Company or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares;

            (m) the conveyance of the Excluded Litigations shall have been effected in form and substance reasonably satisfactory to the Buyer;

            (n) Buyer shall be satisfied, in its sole discretion, with the results of its diligence investigation in connection with the pending investigations by the SEC and the NASD of the Company's activities, and with any other similar or related investigation with regard to the Company or its Affiliates by any Governmental Entity;

            (o) Buyer shall have received documents issued by each applicable state office evidencing the dissolution of each Subsidiary of the Company pursuant to Section 6.13;

            (p) Buyer shall have received documentary evidence reasonably satisfactory to it that the Consulting Agreement, dated as of March 27, 2003, between the Company and Acument has been terminated without any Liability to the Company, and that the Company has no further obligations thereunder;

            (q) Buyer shall have received documentary evidence reasonably satisfactory to it that the Consulting Agreement, dated as of March 27, 2003, between the Company and Epoch has been terminated without any Liability to the Company, and that the Company has no further obligations thereunder;

            (r) Buyer shall have received documentary evidence reasonably satisfactory to it that each Consulting Agreement between the Company and Frederick Equity Consultants, LLC or any Affiliate thereof has either been terminated without any Liability to the Company, and that the Company has no further obligations thereunder, or been modified in a manner satisfactory to Buyer in its sole discretion;

            (s) Buyer shall have received documentary evidence reasonably satisfactory to it that the Company and Acument have filed all previously unfiled Tax Returns with respect to the 2004 tax year;

            (t) Buyer shall have received documentary evidence reasonably satisfactory to it that Richard W. Barber has resigned from his position as a member of the board of directors of each Person requested by Buyer, and shall owe no further duties as a member of the board of directors to any such Person as of the Closing Date;

            (u) Buyer shall have received documentary evidence reasonably satisfactory to it that all active customer accounts of the Company that not previously verified by the McDonalds verification service have been so verified;

            (v) Each oral employment arrangement of the Company shall have been reduced to, and replaced by, a writing in form and substance satisfactory to Buyer, and Buyer shall have, in each case, received a fully executed copy thereof;

            (w) Buyer shall have received documentary evidence reasonably satisfactory to it that the COI Amendment has been filed with the Secretary of State of the State of Delaware, has become fully effective, and that as a result thereof or in connection therewith, (i) the certificate of incorporation and any and all other relevant organizational or corporate documents have been amended to establish the authorized capital stock of the Company at Six Million (6,000,000) shares of Common Stock, (ii) the Shares shall all be duly authorized, validly issued, fully paid and nonassessable and (iii) that there shall be no Liability of Buyer as a result of the foregoing;

            (x) Buyer shall have received the Joinder Agreement, executed by each party thereto other than Buyer;

            (y) Each of Schedule 1.01-3: Initial Balance Sheet and Schedule 4.12(e): Tax Returns shall have been attached hereto in form and substance satisfactory to Buyer;

            (z) Buyer shall have received documentary evidence reasonably satisfactory to it that solely those Excluded Receivables that remain uncollected as of the Closing Date have been conveyed to the Stockholders' Representative, such evidence to include an itemized list setting forth the specific Excluded Receivables so conveyed and the specific Excluded Receivables that have been collected as of Closing Date;

            (aa) Buyer shall have received all documents, instruments and other items to be delivered pursuant to Section 3.04; and

            (bb) all other documents or certificates that Buyer may reasonably request.

      Section 7.02. Conditions Precedent to Closing Obligation of the Selling Stockholders. The obligation of the Selling Stockholders to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived by the Stockholders' Representative in a writing delivered by the Stockholders' Representative to Buyer):

            (a) (i) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing (without giving effect to any exception for "Material Adverse Effect" or other qualifier using the term "material" or any variation thereof) with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), (ii) the covenants and agreements contained in this Agreement to be performed or complied with by Buyer on or before the Closing shall have been performed or complied with in all material respects and
(iii) the Selling Stockholders shall have received a certificate from Buyer as to the matters set forth in clauses (i) and (ii) above;

            (b) no action or proceeding by any Governmental Entity shall have been instituted or threatened which enjoins or prohibits, or would be reasonably expected to enjoin or prohibit, any provision of this Agreement or the consummation of the transactions contemplated hereby, and no action or proceeding by any other Person shall have been instituted that has resulted in any order or injunction that prohibits or enjoins any provision of this Agreement or the transactions contemplated hereby;

            (c) no Law shall be in effect that prohibits or declares illegal the transactions contemplated by this Agreement;

            (d) all material consents, waivers, approvals, authorizations, exemptions, registrations, licenses, declarations or filings from or with a Governmental Entity (including the NASD), the receipt or making of which is required for the consummation of the transactions contemplated by this Agreement and all waiting periods specified under applicable Law and all extensions thereof, the passing of which is necessary for such consummation, shall have passed;

            (e) Buyer and each of its Affiliates, as applicable, shall have duly executed and delivered to the Selling Stockholders each of the Ancillary Agreements to which any of them is a party; and

            (f) the Selling Stockholders shall have received all documents, instruments and other items to be delivered pursuant to Section 3.05.

                                  ARTICLE VIII

                       TERMINATION; EFFECT OF TERMINATION

      Section 8.01. Termination. This Agreement may be terminated before the
Closing:

            (a) by mutual written consent of the Stockholders' Representative and Buyer;

            (b) by either the Stockholders' Representative or Buyer by written notice of termination, if the Closing has not occurred by the close of business on December 31, 2005; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to a party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to such date; or

            (c) by Buyer or the Stockholders' Representative, if any condition set forth in Section 7.01 or 7.02, as the case may be, to such party's Closing obligations shall become incapable of being satisfied by the date set forth in
Section 8.01(b) and is not waived; provided that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to any party that has not used the efforts required by this Agreement to cause such condition to be satisfied.

      Section 8.02. Effect of Termination. If this Agreement is terminated in accordance with Section 8.01, then this Agreement shall become null and void and of no further force or effect except for this Section 8.02, Section 6.03, Articles IX, X and XII and all applicable definitions set forth in Article I which shall survive such termination. In addition, the Confidentiality Agreement and all claims arising thereunder shall survive any termination of this Agreement. Nothing in this Section 8.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE IX

                                   TAX MATTERS

      Section 9.01. Tax Indemnification. (a) Regardless of any disclosure of any kind made on or prior to the date hereof, in the future or contained in this Agreement, any Ancillary Agreement or any Schedule or Exhibit hereto or thereto, the Selling Stockholders shall, jointly and severally, indemnify and hold Buyer and the Company (each, a "Tax Indemnitee") harmless from and against:

                  (i) any Tax imposed upon or relating to (A) the Selling Stockholders, Epoch or any Affiliate thereof for any period and (B) any party other than the Selling Stockholders, Epoch, Buyer or their respective Affiliates for a Pre-Closing Period, including, in each case, any such Tax for which the Company may be liable, (W) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (X) as a transferee or successor by operation of law, (Y) by Contract or (Z) otherwise;

                  (ii) any Tax imposed upon or relating to the Company for any Pre-Closing Period (excluding any Tax reflected in the calculation of Book Value);

                  (iii) any Tax arising directly or indirectly from a breach of a representation or warranty set out in Section 4.12;

                  (iv) any incremental Liability for Tax in a Post-Closing Period arising from an action taken by the Selling Stockholders, Epoch or an Affiliate thereof with respect to a Tax Return for a Pre-Closing Period;

                  (v) any Liabilities, costs, expenses (including reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the good faith contest of the imposition, assessment or assertion of any Tax; and

                  (vi) any Liability as transferee; and

                  (vii) any Liability in any way related to, or arising out of or in connection with, the Company's 1099-S filings for the years 2000 and 2001.

            (b) Except as otherwise provided in Section 9.04, payment in full of any amount due from the Selling Stockholders under this Section 9.01 shall be a joint and several obligation of the Selling Stockholders and shall made by the Selling Stockholders to Buyer in immediately available funds at least five (5) Business Days before the date payment of the Taxes to which such payment relates is due.

      Section 9.02. Allocation of Certain Taxes.

            (a) In the case of Taxes arising in a taxable period of the Company that includes but does not end on the Closing Date, except as provided in
Section 9.02(b), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For purposes of this Agreement, any Tax resulting from the departure of the Company from any Relevant Group (resulting from the triggering into income of deferred intercompany transactions or excess loss accounts or otherwise) is attributable to the Pre-Closing Period.

            (b) In the case of (i) franchise Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, (ii) ad valorem Taxes and
(iii) any Tax other than Taxes based on or related to income, in each case attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of days in such taxable period; provided, however, that if any property, asset or other right of the Company is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the Pre-Closing Period.

            (c) Buyer shall indemnify and hold each Selling Stockholder harmless from and against any Tax imposed upon or relating to the Company for any Post-Closing Period, except as provided in Section 9.01(a)(iv).

      Section 9.03. Transfer Tax and Other Closing Expenses. The Selling Stockholders shall be obligated, jointly and severally to pay, and shall pay directly, or reimburse Buyer promptly upon demand and delivery of proof of payment for, all excise, sales, transfer, documentary, filing, recordation and other similar taxes, levies, fees and charges, if any (including all real estate transfer taxes and conveyance and recording fees, if any), that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated hereby. All other expenses of Closing will be paid by the party incurring such expense.

      Section 9.04. Contests. If any claim for Tax is asserted in a Contest against any Tax Indemnitee that would result in the indemnification of any such Tax Indemnitee by the Selling Stockholders pursuant to this Article IX, then the following provisions of this Section 9.04 will apply to the handling of such claim. For purposes of this Agreement, "Contest" means any audit, court proceeding or other dispute with respect to any Tax matter that affects the Company. Each party shall, at no cost to any other party, cooperate with the other parties hereto and the other parties' representatives in a prompt and timely manner in connection with any Contest. Such cooperation shall include, but not be limited to, making available to the other party, during normal business hours, all books, records, returns, documents, files, other information (including working papers and schedules), officers or employees (without substantial interruption of employment) or other relevant information necessary or useful in connection with any Contest requiring any such books, records and files. The Stockholders' Representative shall, at their election, have the right to represent the interests of the Company in any Contest relating to a Tax matter for which the Selling Stockholders may be required to make a payment pursuant to Section 9.01(a), to employ counsel of the Stockholders' Representative' choice at the expense of the Stockholders' Representative and to control the conduct of such Contest, including settlement or other disposition thereof; provided that any settlement that would be adverse to Buyer or the Company shall require Buyer's prior written consent. Buyer may, at its election, attend and participate in any defense, prosecution, settlement or compromise of any Contest relating to a Tax matter and shall bear its own expenses and costs with respect thereto.

      Section 9.05. Tax Returns. (a) The Selling Stockholders shall include the income of the Company for all periods through the Closing Date (including any deferred amounts triggered into income under Section 1.1502-13 of the Treasury regulations and any excess loss account taken into income under Section 1.1502-19 of the Treasury regulations) on the consolidated federal income Tax Returns of the applicable Relevant Group. The Selling Stockholders shall pay any federal income Taxes attributable to such income. The Company will furnish Tax information to the Selling Stockholders for inclusion in the consolidated federal income Tax Return of the applicable Relevant Group for the period that includes the Closing Date in accordance with past custom and practice of the Company. The Selling Stockholders will allow Buyer an opportunity to review and comment upon such Tax Returns (including any amended Tax Returns) to the extent that they relate to the Company. The principles of this Section 9.05(a) shall apply to any state or local income Tax for which the Company files a combined, consolidated, unitary or similar Tax Return with any Affiliate of the Selling Stockholders.

            (b) The Selling Stockholders shall file or cause to be filed all separate Tax Returns of the Company for all taxable periods that end on or before the Closing Date. The Selling Stockholders shall pay or cause to be paid all Tax liabilities shown by such Tax Returns to be due.

            (c) Buyer shall be responsible for the preparation and timely filing of all Tax Returns of the Company for all taxable periods that end after the Closing Date.

            (d) With respect to a Tax Return of the Company for any taxable period that begins on or before the Closing Date and ends after the Closing Date, at least twenty (20) days prior to the due date (giving effect to any extension thereof) of such Tax Return, Buyer shall cause to be presented to the Selling Stockholders for the Selling Stockholders' approval (such approval not to be unreasonably withheld) a copy of such Tax Return accompanied by an allocation of the Taxes shown to be due thereon between the portion of such period up to and including the Closing Date and the portion of such period beginning after the Closing Date. Not later than ten (10) days before the due date (giving effect to any extension thereof) of such Tax Return, the Selling Stockholders shall pay to the Company the portion of the Taxes so allocated to the portion of such period up to and including the Closing Date.

      Section 9.06. Cooperation.

            (a) Each party hereto shall, and shall cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include (i) the retention of all returns, schedules and work papers, material records or other documents relating to any tax matters of the Company for the first taxable period after the Closing Date, and all prior taxable periods until the later of (A) the expiration of the applicable statute of limitations or (B) six (6) years after the due date without extension for such returns, including copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess and (ii) (upon the other party's request) the provision of such returns, schedules, work papers, records or other documents. The Selling Stockholders and their Affiliates each agree (A) to abide by all record retention agreements entered into with any Taxing Authority and
(B) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records, and if Buyer so requests to allow Buyer to take possession of such books and records. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

            (b) The Selling Stockholders agree, upon request, to use its best efforts to obtain any certificate or other document from any governmental authority or customer or of the Company as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby and by this Agreement).

      Section 9.07. Survival. All obligations under this Article IX shall survive the Closing hereunder and continue until sixty (60) days following the expiration of the applicable statute of limitations on assessment of the relevant Tax, including extensions.

      Section 9.08. Characterization as Purchase Price Adjustment. All amounts paid pursuant to this Article IX and Article X by one party to another party shall be treated by such parties as an adjustment of the Purchase Price.

      Section 9.09. Absence of Withholding Tax Liability. On or before the Closing Date, the Selling Stockholders shall deliver to Buyer a certificate complying with the Code and Treasury regulations, in form and substance satisfactory to Buyer, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

      Section 9.10. Termination of Tax Sharing Agreements. Any and all Tax allocation or sharing agreements or other agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall not be obligated to make any payment to the Selling Stockholders, any Affiliate of the Selling Stockholders, or any Taxing Authority or other person pursuant to any such agreement or arrangement for any past or future period.

      Section 9.11. Conflict. In the event of a conflict between the provisions of this Article IX and any other provision of this Agreement, the provisions of this Article IX shall control.

                                    ARTICLE X

                                 INDEMNIFICATION

      Section 10.01. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in or made pursuant to this Agreement and the Ancillary Agreements or in any certificate delivered pursuant hereto shall survive as follows:

                  (i) indefinitely with respect to the representations and warranties contained in Sections 4.01, 4.02, 4.06, 5.01 and 5.02 and the covenants contained in Sections 6.03 and 6.08;

                  (ii) until sixty (60) days following the expiration of all applicable statutes of limitation (including all periods of tolling or other extension, whether automatic or permissive) with respect to matters covered by Sections 4.12 and 4.20 and Article IX;

                  (iii) until the thirty (30) month anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement contained in this Agreement to be performed in whole or in part on or prior to the Closing Date; or

                  (iv) with respect to each other covenant or agreement contained in this Agreement, indefinitely.

      Notwithstanding the foregoing, (x) any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (ii) or
(iii) above will continue to survive if a claim notice shall have been timely given on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved and (y) immediately upon the occurrence of the Closing, the Company shall have no Liabilities to any Selling Stockholder relating to, or arising out of or in connection with, any representation or warranty relating to the Company and contained herein, in the Ancillary Agreements or in any certificate delivered pursuant hereto, and in furtherance of the foregoing, upon the occurrence of the Closing each Selling Stockholder hereby fully and finally releases the Company from any claim of any kind or nature for, and waives any and all rights of every kind or character with respect to, indemnification or contribution by the Company with respect to such representations and warranties.

      Section 10.02. Indemnification by the Selling Stockholders. Regardless of any disclosure of any kind made on or prior to the date hereof, in the future or contained in this Agreement, any Ancillary Agreement or any Schedule or Exhibit hereto or thereto, but subject to the provisions of Section 10.04, the Selling Stockholders agree to indemnify, jointly and severally, each of the Buyer Indemnified Parties against, and agrees to hold each of them harmless from any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

            (a) any breach of or any inaccuracy in any representation or warranty of the Selling Stockholders or the Company contained in Article IV (other than Section 4.12) made as of the date hereof and as though restated on and as of the Closing Date, as may be qualified by the Schedules thereto;

            (b) any breach of or failure by the Selling Stockholders, Epoch or, prior to the Closing Date, the Company to perform any agreement, covenant or obligation of the Selling Stockholders or the Company contained in this Agreement (other than Article IX) or any document delivered by the Selling Stockholders or Epoch to Buyer at the Closing;

            (c) the conduct and operation of the business of the Company, on or prior to the Closing Date, including any litigation, action, proceeding, arbitration or regulatory investigation arising out of or relating to or in connection with events occurring on or prior to the Closing Date, regardless of when such claim is asserted;

            (d) any Liability in any way related to, or arising out of or in connection with, any and all pending or threatened Litigation to which the Company is a party or with which it has been threatened, including the Excluded Litigation and all other such matters set forth (or which should have been set forth) on Schedule 4.13;

            (e) any Liability in any way related to, or arising out of or in connection with, any Subsidiary of the Company and/or the dissolution thereof;

            (f) any Liability in any way related to, or arising out of or in connection with, any transaction involving the Company, any other Selling Stockholder and Epoch in respect of Epoch's equity position in, or other involvement with, the Company;

            (g) any Liability in any way related to, or arising out of or in connection with, the employment by Glendale Securities or its Affiliates of any Person employed by the Company or any of its Affiliates and/or the resignation or termination of such employment by Glendale Securities or any of its Affiliates;

            (h) any Liability in any way related to, or arising out of or in connection with the Boston Lease; and

            (i) any Liability in any way related to, or arising out of or in connection with any Litigation, pending or threatened and whenever arising, relating to the Company's business relationship with Savvis Communications Corporation, including any Contract therewith or the termination thereof, prior to the Closing Date.

      Section 10.03. Indemnification by Buyer. Subject to the provisions of Sections 10.01 and 10.04, Buyer agrees to indemnify each Stockholder Indemnified Party against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

            (a) any breach of or any inaccuracy in any representation or warranty made by Buyer contained in Article V made as of the date hereof or as though restated on and as of the Closing Date; or

            (b) any breach of or failure by Buyer to perform any agreement, covenant or obligation of Buyer contained in this Agreement or in any document delivered by Buyer to the Selling Stockholders at the Closing.

            (c) Buyer's conduct and operation of the business of the Company after the Closing Date.

      Section 10.04. Limitations on Indemnification.

            (a) General. The amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person or any of its Affiliates with respect to such Losses and (ii) any recoveries obtained by the Indemnified Person or any of its Affiliates from any third Persons with respect to such Losses; provided that the obligation of any Indemnifying Person to make any payment to an Indemnified Person shall not be stayed or delayed pending any determination as to whether an insurance carrier will make any payment with respect to all or part of any Losses or whether the Indemnified Person or any of its Affiliates will recover from any third Person with respect to all or part of any Losses. If any such proceeds or recoveries are received by an Indemnified Person or any of its Affiliates with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person or such Affiliate shall pay to the Indemnifying Person the amount of such proceeds or recoveries (up to the amount of the Indemnifying Person's payment).

            (b) Limitation on Buyer's Right of Indemnification.

                  (i) No amounts of indemnity shall be payable by any Selling Stockholder as a result of any claims under Section 10.02(a) or (c):

                        (x) unless and until the Buyer Indemnitees have
            suffered, incurred, sustained or become subject to Losses in excess of Fifty Thousand Dollars ($50,000) in the aggregate, in which case the Buyer Indemnitees shall be entitled to seek indemnity for all Losses from the first dollar forward; and

                        (y) with regard to each Selling Stockholder, in excess
            of the aggregate portion of the Purchase Price paid to such Selling Stockholder;

provided, that, (1) the foregoing clause (x) shall not apply to (A) any claims based upon breaches of representation or warranty contained in Section 4.01, 4.02, 4.03, 4.05, 4.06, 4.14, 4.20, 4.22, 4.23, 4.30 or 4.34 (as Section 4.34
relates to such sections) or (B) to any claims based upon fraud or willful misconduct and (2) the foregoing clause (y) shall not apply to (A) any claims based upon breaches of representation or warranty contained in Section 4,02, 4.03, 4.05, 4.06, 4.30 or 4.34 (as Section 4.34 relates to such Sections) or (B) to any claims based upon fraud or willful misconduct.

                  (ii) The indemnification obligations of each Selling Stockholder under the Agreement, other than Acument shall not extend to any breach of or inaccuracy in any representation or warranty, or any breach, nonfulfillment in the performances of any covenant or agreement, on the part of any other Selling Stockholder not caused in whole or in part by such

Selling Stockholder or Epoch and shall be satisfied solely by recourse to such Selling Stockholder's Proportionate Percentage of the Purchase Price; provided, that, the foregoing limitations shall not (x) apply in the event that any Selling Stockholder had Knowledge of any such breach or inaccuracy on the part of any other Selling Stockholder or Epoch on or prior to the Closing Date or (y) to any claims based upon fraud or willful misconduct. For the avoidance of doubt, it is hereby agreed that Acument shall jointly and severally be liable for any and all claims made by any Buyer Indemnitee hereunder without application of any limitation set forth in this Section 10.04(b)(ii).

      Section 10.05. Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a claim, or the commencement of any suit, action or proceeding, of the type described in
Section 10.06, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount (to the extent then determinable) that, subject to Section 10.04, the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article X except to the extent (if any) that the Indemnifying Person shall have been prejudiced in any material respect thereby.

      Section 10.06. Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article X except to the extent (if any) that the Indemnifying Person shall have been prejudiced in any material respect thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 10.02 or 10.03 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable, subject to Section 10.04, for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume control of the defense thereof; provided that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

      Section 10.07. Settlement. (a) Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding of the kind referred to in Section
10.06 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. If the defense of such claim, suit, action or proceeding is not assumed by the Indemnifying Person, the Indemnifying Person will not be subject to any liability for any settlement or compromise made without its consent, but such consent may not be unreasonably withheld; provided that it shall not be unreasonable for an Indemnifying Person to withhold its consent to any settlement or compromise involving the imposition of equitable remedies or involving the imposition of any material obligations on the Indemnifying Person other than monetary obligations for which the Indemnified Person will be indemnified hereunder. If the Indemnifying Person assumes the defense of such claim, suit, action or proceeding, the Indemnifying Person shall have the right to enter into a settlement or compromise of such claim, suit, action or proceeding without the consent of the Indemnified Person; provided that the Indemnifying Person shall be required to obtain such consent if the settlement or compromise involves the imposition of equitable remedies or involves the imposition of any material obligations (monetary or otherwise) on the Indemnified Person other than monetary obligations for which the Indemnified Person will be indemnified hereunder; provided, however, if such consent is not obtained, such settlement or compromise shall be null and void on the Indemnified Party.

            (b) The Indemnified Person shall give the Indemnifying Person at least twenty (20) Business Days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding. Any and all Losses suffered by the Indemnified Person in connection with such claim, suit, action or proceeding for which the Indemnified Person is not otherwise entitled to indemnification under this Agreement shall be paid by the Indemnifying Person to the extent they exceed the unindemnified Losses that would have been suffered by the Indemnified Person under the proposed settlement that was so rejected.

      Section 10.08. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

      Section 10.09. Exclusive Remedy. After the Closing, and other than with respect to claims based upon breaches of Section 6.11 or Section 6.12, the remedies available pursuant to the provisions of this Article X and Article IX shall be the sole and exclusive remedy for monetary damages for any breach of representations, warranties, covenants or agreements herein, provided, however, the foregoing shall not limit the right to seek recovery for fraud or willful misconduct or to seek specific performance, injunctive relief or other available equitable remedies.

                                   ARTICLE XI

                               CONTINGENT PAYMENT

      Section 11.01. Contingent Payment.

            (a) In addition to the Closing Date Payment, Buyer, as part of the Purchase Price, agrees to pay to the Selling Stockholders the Contingent Payment with respect to the Qualifying Revenue actually received during each of the four
(4) Earnout Years following the Closing Date, unless extended for a longer period pursuant to the terms of Section 11.01(g) below. The Contingent Payment shall be payable quarterly in arrears during each Earnout Year.

            (b) Each Selling Stockholder's Contingent Payment shall consist of cash equal to fifty percent (50%) of such Selling Stockholder's Proportionate Percentage of such Contingent Payment and such number of shares of Penson Stock as is equal to fifty percent (50%) of such Selling Stockholder's Proportionate Percentage of such Contingent Payment (as calculated in accordance with the Penson Valuation).

            (c) Anything herein to the contrary notwithstanding (including anything contained in the foregoing paragraph (b)), under no circumstances (i) shall the aggregate amount of all Penson Stock issued as Contingent Payments hereunder exceed two and one half percent (2.5%) of the number of shares of common stock of Penson issued and outstanding on the Closing Date (the "Penson Stock Cap"), and upon reaching the Penson Stock Cap any and all Contingent Payments made thereafter shall be made one hundred percent (100%) in cash or
(ii) shall Epoch or any Affiliate, partner, officer, employee or agent thereof, or other Person affiliated therewith, receive any Contingent Payment or other amount of any kind payable hereunder, directly or indirectly, consisting of Penson Stock, but shall instead receive any Contingent Payments or other such payments to which it may be entitled hereunder one hundred percent (100%) in cash.

            (d) Anything herein to the contrary notwithstanding (including anything contained in the foregoing paragraph (b)), the issuance of Penson Stock to any Selling Stockholder hereunder is expressly conditional upon such Selling Stockholder (i) certifying as to his, her or its status as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and/or to such other matters as may be requested or required by Buyer or Penson pursuant to the Securities Act, other applicable Law or Penson or Buyer practice or policy and (ii) executing and delivering Penson's then-standard Stockholders Agreement, the current forms of which have been previously provided to the Selling Stockholders, and such other agreements or instruments as may be required by Buyer, Penson or Penson's underwriters from stockholders of Penson (including lock-up agreements). In the event that any Selling Stockholder is unwilling or unable to comply with the provisions of this paragraph, all Contingent Payments to which such Selling Stockholder may be entitled hereunder shall be made one hundred percent (100%) in cash.

            (e) Anything herein to the contrary notwithstanding (including anything contained in the foregoing paragraph (b)), no shares of Penson Stock shall be actually issued pursuant to this Section 11.01 unless and until Penson has completed an IPO. In the event that

Penson does not complete an IPO on or before June 30, 2006, Penson shall issue on or promptly after such date all accrued but unissued shares of Penson Stock required to be issued hereunder at a valuation per share as of the Closing Date determined by BDO Seidman, LLP or such other qualified firm as may be agreed upon by Buyer and the Stockholders' Representative.

            (f) For purposes of this Agreement:

            "Contingent Payment" shall mean aggregate value (whether in cash or in Penson Stock, as the case may be) equal to the following percentages with respect to the Qualifying Revenues received during the applicable period: (i) Earnout Year 1 equals twenty-five percent (25%); (ii) Earnout Year 2 equals thirty percent (30%); (iii) Earnout Year 3 equals twenty-five percent (25%) and (iv) Earnout Year 4 equals twenty percent (20%).

            "Earnout Year" shall mean a twelve (12) calendar month period the first day of which shall be the calendar day of the Closing Date.

            "IPO" shall mean an underwritten initial public offering of equity securities of Penson pursuant to an effective registration statement under the Securities Act.

            "Penson Stock" shall mean the Common Stock, par value $.01per share, of Penson.

            "Penson Valuation" shall mean the lowest valuation per share contained within the valuation range established by Penson and its underwriters for Penson Stock with respect to an IPO (as adjusted from time to time to reflect any stock dividend, stock split, reclassification or other similar capitalization change of Penson).

            "Qualifying Customer" shall mean those introducing broker customers of the Company listed on Schedule 11.01(f)-1. Such term may also include:

                  (i) those introducing broker customer prospects listed on
      Schedule 11.01(f)-2; provided that any such prospect becomes a Qualifying Customer either (x) prior to the Closing Date, with the procuring cause of such Qualifying Customer being a Business Employee or (y) within one (1) year after the Closing Date, with the procuring cause of such Qualifying Customer being Robert T. Angle; or

                  (ii) certain Persons who become introducing broker customers of the Company, Buyer or any of Buyer's Affiliates after the Closing Date as a result of marketing efforts, coordinated in advance with Buyer and Penson, that were made by Robert T. Angle and that were the procuring cause of any such customer during the period following the Closing Date.

      In the event that any such Person becomes a Qualifying Customer pursuant to the terms of the foregoing clauses (i) or (ii), Qualifying Revenue from such additional Qualifying Customer will be calculated during each of the four (4) Earnout Years following the date on which any such Person becomes a Qualifying Customer with the Contingent Payment in respect of such Qualifying Revenue from such additional Qualifying Customer being twenty-five percent (25%) in each such Earnout Year. All payments in respect of any such future Qualifying Customer shall be made one hundred percent (100%) in cash.

            "Qualifying Revenue" shall mean solely those gross revenues generated by the Company, Buyer or any of Buyer's affiliates, as the case may be, in respect of the Qualifying Customers during each applicable period. For the avoidance of doubt, it is agreed that no revenues associated with any Excluded Litigation shall constitute Qualifying Revenue. For avoidance of doubt, the calculation of Qualifying Revenue shall be performed consistently throughout all applicable Earnout Years in accordance with GAAP as applied in the preparation of the Audited Financial Statements.

            (g) Notwithstanding anything to the contrary in this Article XI, if the Qualifying Revenue received during any individual Earnout Year exceeds Thirteen Million Five Hundred Thousand Dollars ($13,500,000) there shall be an additional payment (the "Additional Contingent Payment") equal to ten percent (10%) of any such excess during any such period. All Additional Contingent Payments will be made solely in cash. It is hereby agreed that at the election of the Selling Stockholders' Representative, twenty-five percent (25%) of any Additional Contingent Payment shall not be considered part of the Purchase Price or allocated or distributed to the Selling Stockholders, but shall instead be set aside for payment to certain Selling Stockholders and certain non-Selling Stockholder employees of the Company as determined in good faith by the Selling Stockholders' Representative. In such event the Company shall deduct all applicable withholding and other resulting Tax payments from any such payments.
Section 11.02 shall apply to Additional Contingent Payments, if any, mutatis mutandis.

            (h) Anything herein to the contrary notwithstanding, each of Buyer and/or Penson or the applicable Affiliate thereof shall determine in its sole and absolute discretion whether to accept or reject any introducing broker customer, whether introduced or procured by Robert T. Angle or a Business Employee in accordance with the terms and provisions hereof or otherwise, and whether prior to or after the Closing Date.

      Section 11.02. Disputes. (a) Upon the making of each Contingent Payment or, if the Contingent Payment is zero, on the date the Contingent Payment would have been made had it not been zero, Buyer shall deliver to the Stockholders' Representative a statement of the Qualifying Revenue for the applicable period (the "Preliminary Statement"). Buyer shall grant the Stockholders' Representative and its agents access to the Books and Records supporting the Preliminary Statement as necessary for the Stockholders' Representative review thereof. The Preliminary Statement as delivered to the Stockholders' Representative shall be final and binding on the parties for purposes of determining the Contingent Payment in accordance herewith unless, within ninety
(90) days after delivery thereof to the Stockholders' Representative, the Stockholders' Representative shall deliver to Buyer a joint written notice specifying the items on the Preliminary Statement which the Stockholders' Representative disagrees with and the reasons therefor (the "Dispute Notice"). Thereafter, Buyer and the Stockholders' Representative shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within ten (10) Business Days after receipt by Buyer of the Dispute Notice, the dispute shall be settled by submitting the dispute to arbitration. Thereafter, within five (5) Business Days, such arbitration shall be initiated by the parties, by submitting the matter to the Accounting Firm to act as arbitrator. The arbitrator's decision shall be final and binding on the parties. The arbitrator shall be directed to issue its decision in writing within fifteen (15) Business Days of submission of the dispute to arbitration. The arbitration fees and expenses of the arbitrator shall be borne by Buyer, on one hand, and the Stockholders' Representative, on the other hand, in inverse proportion as they may prevail on matters resolved by the arbitrator, which proportionate allocation shall also be determined by the arbitrator at the time the determination of the arbitration is rendered on the merits of the maters submitted. The Preliminary Statement as accepted by the Stockholders' Representative without submission of a Dispute Notice, or as adjusted pursuant to agreement between Buyer and the Stockholders' Representative, or as adjusted pursuant to the arbitration decision, in any case pursuant to this paragraph, shall be final and binding on the parties (the "Final Statement").

            (b) The Contingent Payment shall be calculated based on the Final Statement. If the Contingent Payment based on the Final Statement is greater than the Contingent Payment paid by Buyer to the Selling Stockholders pursuant to Section 11.01, then Buyer shall pay the Selling Stockholders the difference in immediately available funds within five (5) Business Days of such final determination. If the Contingent Payment based on the Final Statement is less than the Contingent Payment paid by the Buyer to the Selling Stockholders pursuant to Section 11.01 of the Agreement, then the Selling Stockholders shall pay Buyer the difference in cash in immediately available funds within five (5) Business Days of such final determination.

      Section 11.03. Buyer Discretion. Notwithstanding any other provision of this Agreement, including Section 11.01(g), Buyer retains the right, in its sole discretion, to refuse to enter into any agreement, understanding or arrangement that might or would lead to Qualifying Revenue if it determines in its good faith business judgment that it is not in Buyer's interest to do so, and in any event to determine the terms of any such understanding or arrangement in its sole discretion.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. References to Sections, unless otherwise indicated, are references to Sections of this Agreement.

      Section 12.02. Notices. All notices to be given pursuant to this Agreement to any party must be in writing and will be deemed to have been validly given if delivered personally, sent by confirmed facsimile transmission or sent by overnight courier (providing proof of delivery), to such party at its address given below. Notices shall be deemed given (i) if delivered personally or by overnight courier, upon delivery or (ii) if sent by facsimile transmission, upon confirmation of transmission thereof.

            The address of each party for the purposes of this Agreement is as follows:

                  If to the Stockholders' Representative, to the Stockholders' Representative at the address provided for notices thereby on the signature pages hereto with a copy to:

                  Keesal, Young & Logan
                  400 Oceangate
                  Long Beach, CA 90802
                  Attention: Robert J. Stemler, Esq.
                  Fax: (562) 436-7416

                  If to any Selling Stockholder, to such Selling Stockholder at the address provided for notices thereby on the signature pages hereto with a copy to:

                  Keesal, Young & Logan
                  400 Oceangate
                  Long Beach, CA 90802
                  Attention: Robert J. Stemler, Esq.
                  Fax: (562) 436-7416

                  If to Buyer or Penson, to it at:

                  Penson Worldwide, Inc.
                  1700 Pacific Avenue
                  Suite 1400
                  Dallas, TX  75201
                  Attention: General Counsel
                  Fax: (214) 217-5096 and (214) 765-1164

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178-0060
                  Attention: R. Alec Dawson, Esq.
                  Fax: (212) 309-6001

            Any party may by notice to the others change its address for notice and will so change its address for notice whenever its existing address for notice ceases to be adequate for delivery both by hand or overnight courier and by facsimile.

      Section 12.03. Assignment. The rights and obligations under this Agreement may be transferred only with the written consent of the other parties hereto. Any transfer in violation of this Section 12.03 shall be null and void; provided, however, that Buyer may assign any of its rights and obligations hereunder to any of its Affiliates, it being understood that Buyer shall remain liable for the performance of any such obligations. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

      Section 12.04. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby (except with respect to the matters governed by Section 11.02 and Section 3.06(d), which shall be resolved in accordance with the provisions thereof) shall be brought in any state or federal court of competent jurisdiction sitting in New York County in the State of New York and not in any other state or federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts described in clause (i) for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court or any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

            (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO.

      Section 12.05. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the parties.

      Section 12.06. Entire Agreement; Amendment; No Waiver. (a) This Agreement, together with the Ancillary Agreements and the Confidentiality Agreement, sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and thereof and supersede and replace any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. Any provision of this Agreement, the Ancillary Agreements or the Confidentiality Agreement may be amended, modified or waived in whole or in part at any time by an agreement in writing among the parties thereto.

            (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      Section 12.07. Expenses. Except as otherwise expressly set forth in this Agreement, Buyer, on the one hand, and the Selling Stockholders, on the other hand, shall each pay their respective expenses (including legal, investment banking, finder's, broker's and accounting fees) incurred in connection with the origination, negotiation and execution of, and the closing of the transactions contemplated by, this Agreement and the Ancillary Agreements.

      Section 12.08. Obligations Joint and Several. Each Selling Stockholder hereby acknowledges and agrees that all obligations of every kind and character of the Selling Stockholders to make payment of any amount hereunder or in any Ancillary Agreement shall be a joint and several obligation of the Selling Stockholders.

      Section 12.09. Schedules and Exhibits. All Annexes, Exhibits and Schedules to this Agreement are hereby incorporated by reference and made a part of this Agreement. Any fact or item which is disclosed on any Schedule that is referred to in a representation or warranty in this Agreement shall not be deemed to be an exception to any other representation or warranty in this Agreement, or to be disclosed on any other Schedule, unless specified on such other Schedule by a cross-reference or otherwise. Any fact or item disclosed on any Annex, Schedule or Exhibit to this Agreement shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

      Section 12.10. No Third Party Beneficiaries. Except as expressly provided herein, nothing herein shall create or establish any third-party beneficiary hereto nor confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      Section 12.11. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which when so executed shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      Section 12.12. Stockholders' Representative.

            (a) Each Selling Stockholder and the Company hereby irrevocably designates and appoints Robert T. Angle as the Stockholders' Representative (the "Stockholders' Representative") to represent and act for him, her or it for all purposes in his, her or its capacity as a Selling Stockholder or the Company under this Agreement and any Ancillary Agreement, but only for the specific purposes specified in this Agreement and any Ancillary Agreement, subject only to the terms and conditions hereof and thereof (each such purpose, a "Designated Purpose"). The Stockholders' Representative hereby accepts such designation and appointment and agrees to represent and act for the Selling Stockholders and the Company under this Agreement, and any Ancillary Agreement, with respect to each Designated Purpose in accordance with the terms and conditions set forth herein and therein.

            (b) In discharging its duties and responsibilities with respect to each Designated Purpose hereunder and under any Ancillary Agreement, the Stockholders' Representative shall have all rights and powers necessary and incident to the proper discharge thereof, and any decision or act of the Stockholders' Representative with respect to each Designated Purpose shall be conclusive and absolutely binding upon each and all of the Stockholders and the Company.

            (c) The Stockholders and the Company hereby authorize the Stockholders' Representative, at its sole discretion, to employ attorneys, accountants and others to assist it in the performance of its duties and responsibilities with respect to each Designated Purpose under this Agreement and the Ancillary Agreements.

            (d) The Stockholders and the Company hereby authorize the Stockholders' Representative with respect to each Designated Purpose to (i) interpret and construe the provisions of this Agreement and the Ancillary Agreements and (ii) determine, resolve, settle or contest any action, suit, proceeding or arbitration that may arise under this Agreement and any Ancillary Agreement with respect to any Designated Purpose in any manner the Stockholders' Representative deems appropriate under the circumstances. Any settlement by the Stockholders' Representative of an action, suit, proceeding or arbitration with respect to any Designated Purpose or any final order or judgment or award of a court or tribunal of competent jurisdiction resulting from an action, suit, proceeding or arbitration by Buyer or any other Buyer Indemnified Party against the Stockholders' Representative with respect to any Designated Purpose shall be binding upon and enforceable against each of the Selling Stockholders and the Company.

            (e) Upon the death, disability or resignation of the Stockholders' Representative, a successor Stockholders' Representative shall be appointed by the Selling Stockholders. A successor Stockholders' Representative shall become such upon notice of appointment delivered to Buyer.

            (f) Notwithstanding any provision of this Section 12.12 which defines or limits the authority of the Stockholders' Representative, the decisions, acts and instructions of the Stockholders' Representative or the contesting of any actions shall be final, binding and conclusive upon each of the Selling Stockholders and the Company; and the Buyer and any other Buyer Indemnified Party may rely upon any such decision, act or instruction of the Stockholders' Representative as being the decision, act or instruction of each and all of the Selling Stockholders and the Company without the necessity of investigating or determining whether or not such Stockholders' Representative has acted within the scope of the powers given to it under this Agreement. Notices or communications to or from the Stockholders' Representative shall constitute notice to or from each and all of the Selling Stockholders and the Company. The Buyer and any other Buyer Indemnified Party are hereby released and discharged from any Liability to any Selling Stockholder or the Company for any acts done by the Buyer and any other Buyer Indemnified Party in accordance with such decision, act or instruction of the Stockholders' Representative.

                             Signature Page Follows

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                BUYER:

                                SAI HOLDINGS, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                THE COMPANY:

                                COMPUTER CLEARING SERVICES, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                THE SELLING STOCKHOLDERS:

                                ____________________________________________
                                Robert T. Angle,
                                individually and as Stockholders' Representative

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                   Signature Page to Stock Purchase Agreement

                                ACUMENT HOLDING, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Richard W. Barber

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Michael Bolgatz

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Tanveer Anas

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                   Signature Page to Stock Purchase Agreement

                                ____________________________________________
                                Steven S. Worcester

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Albert Laubenstein

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Charles A. Smith

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                                ____________________________________________
                                Brian P. Forberg

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                   Signature Page to Stock Purchase Agreement

                                FINANCIAL TECHNOLOGY PARTNERS L.L.C.

                                By: ________________________________________
                                    Name:
                                    Title:

                                Address for Notices:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________

                   Signature Page to Stock Purchase Agreement

                                     ANNEX A

                         Shares and Percentage Ownership

                NAME                    NUMBER OF SHARES OWNED      PERCENTAGE
------------------------------------    ----------------------      ----------
       Acument Holding, Inc.                 3,612,820                63.70%

    Epoch Investments, L.P.(1)                 928,800                16.21%

          Robert T. Angle                      572,872                 10.0%

         Richard W. Barber                     228,970                  4.0%

Financial Technology Partners L.L.C.           102,000                 1.78%

          Michael Bolgatz                      100,000                 1.75%

        Steven S. Worcester                     85,975                  1.5%

         Albert Laubenstein                     42,995                 0.75%

      Charles A. "Cass" Smith                   32,246                 0.56%

            Tanveer Anas                        12,893                 0.23%

          Brian P. Forberg                       8,605                 0.15%

              Totals:                        5,728,176                  100%

------------------
(1) Pursuant to Section 7.01(k) of the Agreement, unless waived by Buyer in its sole discretion, at the time of the Closing, Epoch Investments, L.P., or the Bankruptcy Trustee appointed with respect thereto, will not own any equity securities of the Company or, in the alternative, will only be entitled to cash consideration in respect thereof.

                                     ANNEX B

                                  Key Employees

1. Richard W. Barber

2. Steven S Worcester

3. Tanveer Anas

4. Albert Laubenstein

5. Robert T. Angle

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

      AMENDMENT NO. 1 dated as of July 8, 2005 (this "Agreement") to the Stock Purchase Agreement, dated as of May 12, 2005 (the "Stock Purchase Agreement"), by and among Computer Clearing Services, Inc., a Delaware corporation, SAI Holdings, Inc., a Texas corporation, and the Selling Stockholders identified on the signature pages thereto

      WHEREAS, the parties desire to amend the Stock Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                      AMENDMENT TO STOCK PURCHASE AGREEMENT

      1.1 All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Stock Purchase Agreement.

      1.2 Section 1.01 is hereby amended as follows:

            The phrase "and the Loan Documents" is added to the end of the definition of Ancillary Agreements.

            The defined term ""Loan Documents" means (i) the Demand Promissory Note, the Security Agreement and the Guaranty, each dated as of July 8, 2005 and each delivered by all of the Selling Stockholders to the Buyer and/or its Affiliates, as well as any other agreements or documents delivered in connection therewith and (ii) the Side Letter dated July 8, 2005 and delivered to the Buyer and/or its Affiliates by Acument." is hereby added to Section 1.01.

      1.3 Section 3.01 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

                  "Section 3.01. Purchase Price. As consideration for the
            Shares, Buyer hereby agrees to deliver to the Selling Stockholders to the extent payable on or after the Closing Date, as applicable pursuant to the terms of this Section 3.01, (i) the Closing Date Payment and (ii) the contingent consideration to be paid pursuant to
            Article XI at such times and subject to such conditions as set forth herein (collectively, the "Purchase Price").

                  (a) The Closing Date Payment shall be payable as follows:

                        (i) Each of the Selling Stockholders other than Acument
                  and Robert T. Angle shall receive cash on the Closing Date. Each such payment shall be made pro rata in accordance with each such Selling Stockholder's percentage ownership of shares as set forth opposite the name of each such Selling Stockholder on Annex A.

                        (ii) Neither Acument nor Robert T. Angle (collectively,
                  the "Deferred Consideration Shareholders") shall receive delivery of any payment on the Closing Date, but instead shall only receive delivery of payment in respect of their Shares upon Buyer's (or its Affiliates') receipt of repayment of principal and interest and any other amount payable pursuant to the Loan Documents (collectively, the "Loan Amount") as follows:

                              (A) On each of the 30, 60, and 90 day anniversary
                        of the Closing Date the Buyer and the Stockholders' Representative shall in good faith determine the amounts received by Buyer or its Affiliates in respect of the Loan Documents with respect to the period applicable to each such date (the "Repaid Loan Amount"). Upon such determination, the Buyer shall promptly deliver to each of the Deferred Consideration Shareholders an amount in cash, or other consideration with respect to Acument as more fully detailed in the Acument Side Letter, equal to the applicable Repaid Loan Amount divided by the Loan Amount multiplied by the aggregate Closing Date Payment and further multiplied by each such Deferred Consideration Shareholder's percentage ownership of shares as set forth opposite the name of such Selling Stockholder on Annex A.

                              (B) For the avoidance of doubt, it is hereby
                        agreed that no payment made pursuant to subparagraph (A) above shall be made in duplication of any other payment made to any Selling Stockholder hereunder or under any Ancillary Agreement.

                  (b) The parties hereby agree that notwithstanding anything to the contrary herein, Buyer shall have no obligation in respect of any portion of the Purchase Price that would otherwise be owed to any Selling Stockholder, other than as specifically set forth in
            Section 3.01(a)(i) above, to the extent that any Loan Amount remains outstanding."

      1.4 Section 3.06(a) of the Stock Purchase Agreement is hereby amended by deleting the word "Within" and adding the phrase "No later than the date that is the later of (i) the date the Loan Amount is repaid in full or (ii) any date within" to the beginning of the first sentence of such Section.

      1.5 Section 10.09 of the Stock Purchase Agreement is hereby amended by adding the phrase "; provided, further, however, that the foregoing shall in no way apply to the parties' rights and obligations in respect of the Loan Documents." at the end of such Section.

      1.6 Section 11.01(b) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

            "(b) Each Selling Stockholder's Contingent Payment shall consist of cash equal to forty percent (40%) of such Selling Stockholder's Proportionate Percentage of such Contingent Payment and such number of shares of Penson Stock as is equal to sixty percent (60%) of such Selling Stockholder's Proportionate Percentage of such Contingent Payment (as calculated in accordance with the Penson Valuation or the valuation of a share of Penson Stock as determined pursuant to
            Section 11.01(e), as applicable). No fractional shares of Penson Stock shall be issued. Each Selling Stockholder shall be entitled to receive in lieu of any fractional shares of Penson Stock to which such Selling Stockholder otherwise would have been entitled to pursuant to this Section 11.01(b) a cash payment in an amount equal to the product of (a) the fractional interest of a share of Penson Stock to which such Selling Stockholder would otherwise have been entitled and (b) either the Penson Valuation or the valuation of a share of Penson Stock as determined pursuant to Section 11.01(e), as applicable."

      1.7 Section 11.01(f) of the Stock Purchase Agreement is hereby amended by adding the following defined terms:

            ""Bonus Account" shall mean an account designated in writing by the Stockholders' Representative.

            "Bonus Committee" shall mean Richard Barber, Tan Anas and Steve Worcester.

            "Management Group" shall mean Richard Barber, Tan Anas, Steve Worcester, Cass Smith and Al Laubenstein."

      1.8 Section 11.01(g) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

            "(g) Notwithstanding anything to the contrary in this Article XI, if the Qualifying Revenue received during any individual Earnout Year exceeds Thirteen Million Five Hundred Thousand Dollars ($13,500,000) there shall be an additional payment (the "Additional Contingent Payment") equal to ten percent (10%) of any such excess during any such period. All Additional

            Contingent Payments will be made solely in cash. Section 11.02 shall apply to Additional Contingent Payments, if any, mutatis mutandis."

      1.9 Section 11.01 of the Stock Purchase Agreement is hereby amended by adding the following paragraph as subsection (i) thereof:

            "(i) Notwithstanding anything to the contrary set forth in Section 11.01(b) or Section 11.01(g), the Selling Stockholders hereby agree as follows:

            A. CREATION AND FUNDING OF MANAGEMENT GROUP BONUS ACCOUNT.

            1. From Contingent Payment. An amount equal to two and one-half percent (2.5%) of any Contingent Payment otherwise payable to each Selling Stockholder shall not be considered part of the Purchase Price but shall instead be paid to the Bonus Account. No fractional shares of Penson Stock shall be paid to the Bonus Account and the Stockholders' Representative shall direct Buyer to deposit, in lieu thereof, an amount equal to the product of (a) the fractional interest of a share of Penson Stock which would otherwise be allocated to the Bonus Account and (b) either the Penson Valuation or the valuation of a share of Penson Stock as determined pursuant to Section 11.01(e), as applicable. Such amount shall be taken from the cash portion of any Additional Contingent Payment otherwise payable to the Selling Stockholders.

            2. From Additional Contingent Payment. An amount equal to twenty (20%) of any Additional Contingent Payment otherwise payable to each Selling Stockholder shall not be considered part of the Purchase Price but shall instead be paid to the Bonus Account.

            B. DETERMINATION, MANNER AND METHOD OF ANY DISTRIBUTION FROM THE BONUS POOL

            1. Determination. The balance of the Bonus Account may be distributed to the members of the Management Group as, if and to the extent determined in the sole and absolute discretion of the Bonus Committee. Nothing in this Agreement grants, is intended to grant, or shall be construed to grant any member of the Management Group any right to be awarded any amounts from the Bonus Account other than in the sole and absolute discretion of the Bonus Committee.

            2. Distributions. Any distributions from the Bonus Account to the Management Group shall be made within 90 days of the date of any deposit to the Bonus Account.

            3. Withholding; Other Deductions. The Company shall deduct all applicable withholding and other resulting Tax payments from any bonuses paid to the Management Group.

            4. No Standing. No member of the Management Group shall have any standing under this Agreement to challenge any distributions from the Bonus Account that may be authorized by the Bonus Committee or the calculation of any deposit thereto.

            5. No Alienation. No member of the Management Committee shall have any right to pledge, hypothecate, anticipate or in any way create a lien upon the Bonus Account or any amounts that the Bonus Committee may determine are payable from the Bonus Account, and no amounts that may be payable from the Bonus Account shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law."

      1.10 Section 12.12 of the Stock Purchase Agreement is hereby amended by adding the following paragraph as subsection (g) thereof:

            "(g) The Stockholders hereby authorize the Stockholders' Representative, at its sole discretion, to approve changes, modifications and amendments to this Agreement, the Disclosure Schedules and the Ancillary Agreements and to execute and deliver any and all instruments and documents in connection therewith on behalf of such Stockholders."

                                   ARTICLE II
                                  MISCELLANEOUS

      2.1 Miscellaneous. Except as expressly modified by this Agreement, the Stock Purchase Agreement as attached hereto as Exhibit A and the Disclosure Schedules as attached hereto as Exhibit B (including all exhibits thereto) shall remain in full force and effect in all respects in accordance with its terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

                                     * * * *

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                BUYER:

                                SAI HOLDINGS, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                THE COMPANY:

                                COMPUTER CLEARING SERVICES, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                THE SELLING STOCKHOLDERS:

                                _____________________________________________
                                Robert T. Angle,
                                individually and as Stockholders' Representative

          Signature Page to Amendment No. 1 to Stock Purchase Agreement

                                ACUMENT HOLDING, INC.

                                By: ________________________________________
                                    Name:
                                    Title:

                                ____________________________________________
                                Richard W. Barber

                                ____________________________________________
                                Michael Bolgatz

                                ____________________________________________
                                Tanveer Anas

                                ____________________________________________
                                Steven S. Worcester

                                ____________________________________________
                                Albert Laubenstein

                                ____________________________________________
                                Charles A. Smith

                                ____________________________________________
                                Brian P. Forberg

                                FINANCIAL TECHNOLOGY PARTNERS L.L.C.

                                By: ________________________________________
                                    Name:
                                    Title:

          Signature Page to Amendment No. 1 to Stock Purchase Agreement

                                    EXHIBIT A

                                    EXHIBIT B